UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Steven Madden, Ltd.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

STEVEN MADDEN, LTD.

52-16 Barnett Avenue

Long Island City, New York 11104

April 6, 2026

DEAR SHAREHOLDERS,

2025 was a year that tested our business — and demonstrated its resilience.

The operating environment shifted rapidly as new tariffs on goods imported into the United States created significant disruption across our supply chain and wholesale channels. These dynamics pressured our financial performance and made for a challenging year. At the same time, they reinforced the strengths that have defined Steve Madden for decades: our ability to move quickly, adapt to change, and maintain an unwavering focus on the consumer and on delivering compelling product.

For the full year, revenue increased 11% to $2.5 billion, reflecting the addition of Kurt Geiger, while earnings declined compared to 2024 as we navigated higher costs and operational disruption. Despite these near-term pressures, we made meaningful progress strengthening our brands and positioning the Company for long-term growth.

BUILDING MOMENTUM IN THE STEVE MADDEN BRAND

In our flagship brand Steve Madden, our design teams delivered compelling, trend-right assortments that drove a significant acceleration in demand in the back half of the year, particularly in our core category of women’s footwear.

We supported these assortments with enhanced marketing, including richer brand and product storytelling and a more integrated, full-funnel approach. These efforts drove measurable gains in brand heat and consumer engagement as the year progressed — momentum that has continued into early 2026.

ADDING A POWERFUL NEW GROWTH ENGINE: KURT GEIGER

In May 2025, we completed the acquisition of Kurt Geiger, adding a brand with a unique image, distinctive design aesthetic, and compelling value proposition.

Kurt Geiger London’s differentiated and elevated positioning — and its alignment with our strategic priorities of expanding in international markets, accessories categories, and direct-to-consumer channels — make it a highly attractive and complementary addition.

The brand continues to have strong momentum, and we are excited about the opportunities ahead and confident that the acquisition meaningfully enhances our long-term growth profile.

STRENGTHENING OUR OTHER BRANDS

We also made meaningful progress across our other owned brands. Dolce Vita continued to build on its strong growth trajectory, expanding in adjacent categories such as handbags and gaining traction in international markets.

At Betsey Johnson, we drove renewed cultural relevance through elevated talent partnerships, authentic community engagement, high-impact activations, and differentiated product assortments.

NAVIGATING A CHALLENGING OPERATING ENVIRONMENT

The most significant headwind we faced in 2025 was the impact of new tariffs, which created meaningful disruption throughout the year. Our team responded quickly and decisively — diversifying sourcing, adjusting pricing where appropriate, managing inventory carefully, controlling costs, and maintaining strong relationships with our suppliers and customers. While these actions helped mitigate the impact, tariffs placed significant pressure on both revenue and profitability.

Despite these challenges, we believe the actions we took in 2025 have strengthened our operating model and increased our agility, positioning us well for the future.

LOOKING AHEAD

As we enter 2026, we are encouraged by the momentum in our business. Our product assortments and marketing campaigns are resonating with consumers, our brands are powerful and gaining relevance, and our strategy provides multiple levers for growth.

We expect strong growth in our three lead brands — Steve Madden, Kurt Geiger London, and Dolce Vita — while acknowledging ongoing pressure in our private label business, as well as continued uncertainty related to tariffs and the conflict in the Middle East.

Looking further ahead, we believe the combination of our powerful brands, proven business model, and sound strategy positions us to drive sustainable growth and long-term value creation.

Thank you to our employees for their resilience and dedication during a challenging year, to our customers for their continued loyalty, and to you — our shareholders — for your ongoing support.

Sincerely,

Edward Rosenfeld

Chairman and Chief Executive Officer

STEVEN MADDEN, LTD.

52-16 Barnett Avenue

Long Island City, New York 11104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2026

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Steven Madden, Ltd. (the “Company”) will be held on Wednesday, May 20, 2026, at 10:00 a.m. Eastern Time in a virtual-only format, for the purposes stated below:

1.	to elect ten (10) directors to the Board of Directors of the Company to serve until the next annual meeting of our stockholders and until his, her, or their successor is elected and qualified;
2.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.	to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement; and
4.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 27, 2026, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Stockholders who own shares of the Company’s common stock beneficially through a broker, bank or other nominee will also be entitled to attend the Annual Meeting. To participate in the Annual Meeting at www.virtualshareholdermeeting.com/ SHOO2026, you must enter the 16-digit control number found on your proxy card or your Notice of Availability of Proxy Materials. Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the Annual Meeting by one of the methods described below. If you have voted over the Internet, by phone or by mail before the Annual Meeting, you do not need to vote again. Guests may listen to the Annual Meeting, but are not entitled to participate.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2026: THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, ANNUAL REPORT, ELECTRONIC PROXY CARD AND ANY OTHER MATERIALS CONCERNING THE ANNUAL MEETING, TOGETHER WITH ANY AMENDMENTS TO ANY OF THESE MATERIALS, ARE AVAILABLE ON THE INTERNET AT HTTP:// WWW.PROXYVOTE.COM.

April 6, 2026	BY ORDER OF THE BOARD OF DIRECTORS

Long Island City, New York

Lisa Keith
Executive Vice President, General Counsel and Secretary

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED TO: VOTE PROCESSING, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NEW YORK 11717. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES BY TELEPHONE OR OVER THE INTERNET AS DESCRIBED ON THE ACCOMPANYING PROXY CARD.

TABLE OF CONTENTS

GENERAL INFORMATION	1

Notice of Internet Availability of Proxy Materials	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	2

PROPOSAL ONE: ELECTION OF DIRECTORS	6

Stockholder Nominations for Board Membership	6
Directors and Nominees for Election to the Board of Directors	6
Additional Information About the Directors	7
Required Vote	9
Director Election (Majority Voting) Policy	9
Recommendation of the Board of Directors	10

CORPORATE GOVERNANCE	10

The Board of Directors	10
Director Independence	10
Involvement in Certain Legal Proceedings	10
Director Attendance at Meetings	10
Director Election (Majority Voting) Policy	10
Committees of the Board	11
Board Leadership Structure, Risk Oversight, Executive Sessions of Non-Employee Directors, and Communications Between Stockholders and the Board	14
Codes of Business Conduct and Ethics	15
Corporate Governance Principles	16
Stock Ownership Guidelines	16
Insider Trading Policy	16
Prohibition on Hedging and Pledging of Our Common Stock	16
Corporate Social Responsibility Policy	16
Clawback Policy	17
Certain Relationships and Related Party Transactions	17
Review, Approval or Ratification of Transactions with Related Persons	18

COMPENSATION OF DIRECTORS IN THE 2025 FISCAL YEAR	18

STOCK OWNERSHIP	19

Security Ownership of Certain Beneficial Owners	19
Security Ownership of Directors and Executive Officers	19
Delinquent Section 16(a) Reports	21

EXECUTIVE COMPENSATION	21

Compensation Discussion and Analysis	21
Executive Officers	30
Summary Compensation Table for the Fiscal Year 2025	31
Employment Arrangements	32
Grants of Plan-Based Awards in the 2025 Fiscal Year	36
Plan-Based Awards	36
Outstanding Equity Awards at End of the 2025 Fiscal Year	37
Option Exercises and Stock Vested in the 2025 Fiscal Year	38
Securities Authorized for Issuance Under Equity Compensation Plans	38
Termination, Change-in-Control and Non-Competition/Non-Solicitation	38
Potential Payments Upon Termination or Change-In-Control	39
Compensation Committee Report	40
Pay Versus Performance	40

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026	45

Required Vote	45
Recommendation of the Board of Directors	45
Independent Registered Public Accounting Firm’s Fees and Services	45
Audit Committee’s Pre-Approval Policies and Procedures	46

AUDIT COMMITTEE REPORT	46

PROPOSAL THREE: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION	47

Required Vote	47
Recommendation of the Board of Directors	47

ANNEX A – RECONCILIATION OF ADJUSTED RESULTS (NON-GAAP)	A-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this document regarding anticipated financial, business, legal or other outcomes, including business and market conditions, outlook and other similar statements relating to the Company’s future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “project,” “predict,” “plan,” or “guidance,” and other similar expressions, or the negative of these expressions. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent our current beliefs, expectations, and assumptions regarding anticipated events and trends affecting our business and industry based on information available as of the time such statements are made. We caution investors that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which may be outside of our control. Our actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law.

Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our SEC filings. Refer to “Risk Factors” under Item 1A. of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion of additional risk factors and a more complete discussion of some of the cautionary statements noted above. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected.

STEVEN MADDEN, LTD.

52-16 Barnett Avenue

Long Island City, New York 11104 PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors of Steven Madden, Ltd. requests your proxy in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) of Steven Madden, Ltd. (the “Company,” “we,” or “our”). The Annual Meeting will be held on Wednesday, May 20, 2026, at 10:00 a.m. Eastern Time in a virtual-only format. Proxies also may be voted at any adjournments or postponements of the Annual Meeting. Shareholders who participate in the Annual Meeting virtually by way of the link and instructions provided will be deemed to be “present in person,” as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.

On or about April 6, 2026, a notice containing instructions on how to access this Proxy Statement, the accompanying proxy card and related materials online will be mailed to holders of record of our common stock, $0.0001 par value (the “Common Stock”), at the close of business on March 27, 2026 (the “Record Date”). Our Annual Report for the fiscal year ended December 31, 2025 (the “2025 Fiscal Year”), including audited financial statements, is included in the materials that are accessible online. This Proxy Statement contains information about the Annual Meeting as well as information regarding the voting process, director elections, our corporate governance programs, and executive and director compensation, among other things. We recommend that you read all of these materials.

The Annual Meeting has been called to consider and take action on the following proposals:

1.	to elect ten (10) directors to our Board of Directors to serve until the next annual meeting of our stockholders and until his, her, or their successor is elected and qualified;
2.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.	to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement; and
4.	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters or for other nominees for director in accordance with their best judgment. Our Board of Directors recommends that the stockholders vote “FOR” each of the ten (10) director nominees in Proposal One, and “FOR” Proposals Two and Three. Only holders of record of our Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

We are incorporated in the State of Delaware. Our principal executive offices are located at 52-16 Barnett Avenue, Long Island City, New York 11104, and our telephone number is (718) 446-1800.

Notice of Internet Availability of Proxy Materials

Your vote is very important. We continue to take advantage of the Securities and Exchange Commission (the “SEC”) “e-proxy” rules allowing the Company to furnish proxy materials through the Internet for the benefit and convenience of our stockholders. By using the e-proxy rules, we can expedite the receipt by stockholders of proxy materials while lowering the costs and reducing the environmental impact associated with our Annual Meeting. On or about April 6, 2026, we will furnish a Notice of Internet Availability of Proxy Materials (the “Availability Notice”) to most of our stockholders containing instructions on how to access the proxy materials and to vote online. In addition, instructions on how to request a printed copy of these materials will be found on the Availability Notice. If you received an Availability Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained in the Availability Notice.

Whether or not you plan to attend our virtual Annual Meeting, please vote at your earliest convenience by following the instructions in the Availability Notice, the proxy card or voting instruction form you received in the mail.

You may revoke your proxy at any time before it is voted. For more information on voting your Common Stock, please refer to the following “Questions and Answers” section.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.	What is included in the proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for our Annual Meeting include the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

A proxy is the delegation of your right to vote the Common Stock you own to another person, who is called your proxy. When you designate someone as your proxy in a written document, that document is called a proxy or a proxy card. SEC regulations require that we furnish a proxy statement to you when we ask you to designate a proxy to vote your shares of Common Stock on your behalf. We have designated our officers Edward R. Rosenfeld and Lisa Keith as proxies for the Annual Meeting.

2.	Who may vote at the Annual Meeting?

Only holders of record of the 73,040,340 shares of our Common Stock outstanding as of the close of business on the Record Date can vote by virtual presence online at or prior to the Annual Meeting. Each of these stockholders has one vote for each share of our Common Stock held on that date.

3.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares were registered as of the Record Date directly in your name with our registrar and transfer agent, Equiniti Trust Company, LLC, then you are a “stockholder of record” with respect to those shares, and in such case, we have provided the Availability Notice directly to you. Upon your request, we will send this Proxy Statement and the accompanying proxy materials directly to you. If your shares were held as of the Record Date in a stock brokerage account or by a bank or nominee, then your shares are held in “street name” and you are considered the “beneficial owner” of those shares. In that case, your broker, bank or other stockholder of record has provided the Availability Notice to you and, upon your request, will provide this Proxy Statement and the accompanying proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other stockholder of record how to vote your shares held in “street name.”

4.	What is considered a quorum to conduct the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum for the purpose of transacting business at the Annual Meeting. Under Delaware law, abstentions and broker non-votes as described below are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

5.	What is a “broker non-vote”?

If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee is the record holder; however, the broker, bank or other nominee is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, bank or other nominee, it may, if permitted by the organizations of which it is a member, exercise discretionary voting power to vote your shares. A “broker non-vote” occurs when a broker, bank or other nominee of record holding shares for a beneficial owner has not received voting instructions from the beneficial owner and either chooses not to vote the shares on a particular proposal as to which the holder has discretionary voting power or does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item. Broker non-votes are considered present in determining whether a quorum is present.

If you hold your shares in “street name,” we strongly encourage you to provide instructions regarding the voting of your shares, because your broker, bank or other nominee cannot vote your shares with respect to certain of the proposals being presented at the Annual Meeting without voting instructions from you.

6.	How many votes do I have? What shares are included on the proxy card?

For each share of Common Stock that you own on the Record Date, you are entitled to one vote on each matter presented at the Annual Meeting.

If you are a record holder, you will receive an Availability Notice or proxy card for all of the shares of Common Stock you hold in certificate form, in book-entry form and in any Company benefit plan. If you are a beneficial owner, you will receive information containing voting instructions from the broker, bank or other nominee through which you own your shares of Common Stock.

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7.	How many votes are required to approve each proposal and what is the effect of abstentions and broker non-votes?

Proposal One (Election of Directors): Directors are elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. This means that the director nominees who receive the greatest number of affirmative votes cast are elected as directors, subject to our Director Election (Majority Voting) Policy discussed in Proposal One below.

Proposal Two (Ratification of Appointment of Ernst & Young LLP): The affirmative vote of a majority of the votes cast by the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Proposal Three (Non-Binding Advisory Vote on Executive Compensation): The affirmative vote of a majority of the votes cast by the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described in this Proxy Statement.

Other Matters: If any other matters are presented at the Annual Meeting, they must receive the affirmative vote of a majority of the votes cast by the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter to be approved.

Abstentions and broker non-votes will have no effect on the outcome of each proposal but will be treated as present and entitled to vote with respect to each proposal and used for purposes of calculating whether a quorum is present at the Annual Meeting.

Proposal One (Election of Directors) will be decided by a plurality of the votes of the shares represented in person or by proxy and entitled to vote. The approval of each of Proposal Two (Ratification of Ernst & Young LLP) and Proposal Three (Non-Binding Advisory Vote on Executive Compensation) requires a favorable vote of a majority of the votes cast by the shares present in person or by proxy and entitled to vote on the applicable matter. As noted above, abstentions and broker-non votes will have no effect on the outcome of each proposal.

If you do not provide your broker, bank or other nominee with instructions on how to vote your shares held in “street name,” your broker, bank or other nominee will not be permitted to vote your shares on non-routine matters, and your shares will not affect the outcome of proposals concerning non-routine matters. Proposal Two is considered a routine matter under applicable rules. Proposals One and Three are considered “non-routine” matters, which means that your broker or other nominee does not have discretion to vote your shares with respect to those proposals without voting instructions from you. If you hold your shares in “street name,” we encourage you to provide instructions regarding the voting of your shares to your broker, bank or other nominee.

8.	How can I attend and participate in the Annual Meeting?

Our virtual Annual Meeting will be conducted via live audio webcast. You will be able to participate online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/SHOO2026, beginning at 10:00 a.m. Eastern Time on May 20, 2026. Stockholders will also be able to vote their shares electronically during the Annual Meeting.

To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or your Availability Notice. The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 9:45 a.m. Eastern Time. Guests may listen to a live audio webcast of the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/SHOO2026, beginning at 9:45 a.m. Eastern Time, but are not entitled to participate.

The virtual Annual Meeting platform is fully supported across various browsers (Internet Explorer, Chrome, Firefox, and Safari) and various electronic devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

9.	Where can I find a list of stockholders entitled to vote at the Annual Meeting?

For the ten days prior to the Annual Meeting, and upon appointment, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for any purpose germane to the Annual Meeting at the Company’s principal executive offices. Please contact the Company’s Secretary at Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104 to set up an appointment.

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10.	How can I vote my shares?

If the records of our transfer agent show that you own shares in your name at the close of business on March 27, 2026, then you may vote at the Annual Meeting. To attend the Annual Meeting and vote your shares electronically, you will need the 16-digit control number included on your Availability Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

Even if you plan to attend the Annual Meeting, we encourage you to authorize your proxy in advance. You may vote your shares in advance of the Annual Meeting by authorizing a proxy over the Internet or by telephone. In addition, if you received a paper copy of the proxy materials by mail, you can submit a proxy by mail by following the instructions on the proxy card. Voting your shares by authorizing a proxy over the Internet, by telephone or by written proxy card will ensure your representation at the Annual Meeting regardless of whether you attend the Annual Meeting.

If you are the record holder of your shares, please authorize your proxy electronically by going to the http:// www.proxyvote.com website or by calling the toll-free number listed below and on the proxy card. Please have your Proxy Statement or proxy card in hand when going online or calling. If you authorize your proxy via the Internet or by phone, you do not need to return your proxy card. If you choose to authorize your proxy by mail, simply mark your proxy card and then date, sign and return it in the postage-paid envelope provided.

VOTE OVER THE INTERNET http://www.proxyvote.com	VOTE BY PHONE 1-800-690-6903	VOTE BY MAIL Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, New York 11717

Use the Internet to transmit your voting instructions and for electronic delivery of information.	Use any touch-tone telephone to transmit your voting instructions.	If you receive paper proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to the address shown above.

If you hold your shares beneficially in “street name” through a broker or nominee, you may be able to authorize your proxy by telephone or the Internet as well as by mail, but you will need to obtain and follow instructions from your broker or nominee to vote these shares.

11.	May I revoke my proxy for the Annual Meeting once I have given it?

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

●	properly executing and delivering a later-dated proxy (including a telephone or Internet proxy authorization);
●	voting your shares electronically at the Annual Meeting; or
●	sending a written notice of revocation to the Secretary of the Company at Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104. This notice must be received before the shares are voted.

12.	How does the Board of Directors recommend that I vote my shares?

Our Board of Directors recommends that you vote:

●	“FOR” the election of each of the ten (10) director nominees to serve until the next annual meeting of our stockholders and until his, her, or their successor is elected and qualified;
●	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
●	“FOR” the approval, on a non-binding advisory basis, of the executive compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED FOR EACH NOMINEE IN PROPOSAL ONE AND IN FAVOR OF PROPOSALS TWO AND THREE IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. AS NOTED ABOVE, IF YOU HOLD YOUR SHARES BENEFICIALLY THROUGH A BROKER, BANK OR OTHER NOMINEE AND FAIL TO PROVIDE SPECIFIC VOTING INSTRUCTIONS TO THAT BROKER, BANK OR OTHER NOMINEE, YOUR SHARES WILL NOT BE VOTED IN THE ELECTION OF DIRECTORS OR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION UNLESS YOU ARE PRESENT AND VOTE AT THE MEETING.

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13.	Who will bear the expenses of this solicitation and how are proxies being solicited?

We will pay the costs of soliciting proxies, including preparing, printing and mailing this Proxy Statement, any exhibits hereto and the proxies solicited hereby. In addition to the use of the mailings, proxies may be solicited on our behalf by our officers, directors and employees, without additional remuneration, by personal interviews, by telephone or by electronic transmission. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them and will provide reimbursements for the cost of forwarding the material in accordance with customary charges. We do not currently intend to retain a professional solicitor to assist in the solicitation of proxies; however, we may later elect to do so.

14.	Will I be able to ask questions at the Annual Meeting?

Edward R. Rosenfeld, our Chairman and Chief Executive Officer, will be available to answer questions submitted by the stockholders during the Annual Meeting related to the items of business at the Annual Meeting. Stockholders may submit questions for the Annual Meeting after logging in, beginning at 10:00 a.m. Eastern Time on May 20, 2026. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/SHOO2026, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions during the meeting.

Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct and other materials for the Annual Meeting will be available at www.virtualshareholdermeeting.com/ SHOO2026.

15.	What can I do if I have technical difficulties in accessing the 2026 Annual Meeting?

Technical support, including related technical support phone numbers, will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/SHOO2026 beginning at 9:30 a.m. Eastern Time on May 20, 2026 through the conclusion of the Annual Meeting.

16.	How will the voting results be reported?

The preliminary results of the voting on the proposals will be reported at the Annual Meeting. The final certified results will be reported in a Current Report on Form 8-K that will be filed with the SEC within four business days following the Annual Meeting.

17.	How do I submit a proposal for action at the Company’s 2027 Annual Meeting of Stockholders?

Stockholder proposals submitted in accordance with Rule 14a-8 under Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received at our principal executive offices no later than December 7, 2026 to be considered for inclusion in the proxy materials to be distributed by the Company in connection with the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”).

Alternatively, Article I, Section 7(f) of our Second Amended and Restated By-Laws (the “By-Laws”), requires that any stockholder proposal that is not submitted for inclusion in the proxy materials for the 2027 Annual Meeting under Rule 14a-8 under the Exchange Act, but is instead sought to be presented directly at the 2027 Annual Meeting, must be (i) specified in the notice of such meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before such meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) specified in a notice in proper written form given by a stockholder of record on the date of the giving of the notice and on the record date for such meeting, which notice conforms to the requirements of Article I, Section 7(f) of the By-Laws and is delivered to, or mailed and received at, our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date of our 2026 Annual Meeting. Accordingly, any written notice given by or on behalf of a stockholder pursuant to the foregoing clause (iii) in connection with the 2027 Annual Meeting must be received no later than January 20, 2027 and no earlier than December 21, 2026.

Under Article II, Section 5 of the By-Laws, for a stockholder to nominate one or more persons for election to the Board of Directors at the 2027 Annual Meeting, complete and timely notice must be given in writing and in proper form to our Secretary no later than January 20, 2027 and no earlier than December 21, 2026. Any notice must contain the specific information required by the By-Laws, including, among other things, information about any proposed nominee and any agreements, arrangements or understandings the stockholder may have with any proposed nominee or other parties relating to the nomination or other proposal. Such information must be updated, if necessary, to be true and correct as of the record date for the 2027 Annual Meeting and as of the date that is 10 business days prior to the date of the 2027 Annual Meeting. This summary information regarding the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, a copy of which may be obtained by any stockholder, without charge, upon written request to our Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104. If a nomination is not timely and properly made in accordance with the procedures set forth in the By-Laws, or does not contain the specific information required by the By-Laws, such nomination will be defective and will not be brought before the 2027 Annual Meeting. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the nominees of our Board of Directors must comply with the additional requirements of Rule 14a-19 under the Exchange Act, including providing a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of our shares entitled to vote on the election of directors in support of director nominees other than our nominees, as required by Rule 14a-19(b). We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for the 2027 Annual Meeting.

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18.	I share an address with another stockholder and we received only one Notice of Internet Availability of Proxy Materials or one paper copy of the proxy materials, as applicable. How may I obtain an additional copy?

If two or more stockholders share an address, we may send a single copy of this Proxy Statement and other soliciting materials, as well as our Annual Report for the 2025 Fiscal Year, to the shared address, unless we have received contrary instructions from one or more of the stockholders sharing the address. If a single copy has been sent to multiple stockholders at a shared address, we will deliver a separate proxy card for each stockholder entitled to vote. Additionally, we will send an additional copy of this Proxy Statement, other soliciting materials and our Annual Report for the 2025 Fiscal Year, promptly upon oral or written request by any stockholder to the Secretary at Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104; telephone number (718) 446-1800. If any stockholders sharing an address receive multiple copies of this Proxy Statement, other soliciting materials and our Annual Report for the 2025 Fiscal Year and would prefer in the future to receive only one copy, such stockholders may make such request to the Secretary at the same address or telephone number.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our By-Laws provide that the number of directors constituting our whole Board of Directors may be fixed from time to time by action of the directors. The Board of Directors has fixed the number of directors comprising the Board of Directors at ten members. Directors are elected to serve until the next annual meeting of stockholders, and the term of each of the current directors will expire at the Annual Meeting.

Stockholder Nominations for Board Membership

The Nominating/Corporate Governance Committee of the Board of Directors recommends to the Board director candidates for nomination and election at each annual meeting of stockholders or for appointment to fill vacancies on the Board.

The Nominating/Corporate Governance Committee will review and evaluate the qualifications of proposed director candidates recommended to it from various sources, including candidates proposed by our stockholders in accordance with the procedures established for that purpose. To enable the Nominating/Corporate Governance Committee to consider a stockholder recommendation in connection with the 2027 Annual Meeting, we must receive the recommendation on or before December 7, 2026.

Directors and Nominees for Election to the Board of Directors

Upon recommendation of the Nominating/Corporate Governance Committee of the Board of Directors, the Board of Directors has nominated and is recommending to the stockholders the election of each of the ten nominees named below to serve as a director of the Company until the next annual meeting of our stockholders and until his, her, or their successor is duly elected and qualified or until his, her, or their earlier death, resignation or removal from office. All of the nominees were elected directors at last year’s Annual Meeting of Stockholders. All nominees have agreed to be named in this Proxy Statement and to serve on the Board of Directors if elected.

The names and biographical summaries of the ten persons who have been recommended by the Nominating/ Corporate Governance Committee of the Board of Directors and nominated by the Board of Directors to stand for election at the Annual Meeting are provided below for your information.

Our Board of Directors is responsible for overseeing our business in a manner consistent with the Board’s fiduciary duty to our stockholders. This significant responsibility requires that our directors consist of individuals who are well qualified for service on our Board and its committees, who demonstrate a commitment to the success of the Company, and who serve in the best interests of our stockholders.

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The following matrix identifies the relevant skills, experience and qualifications of our ten director nominees. The skills and experience identified below are reviewed by the Nominating/Corporate Governance Committee, in addition to other qualifications, and nominees are selected with a view to establishing a Board of Directors that consists of individuals who have extensive business leadership experience, are independent, bring diverse perspectives to the Board, and possess high ethical standards, sound business judgment and acumen, and a willingness to devote the time necessary for the Board to effectively fulfill its responsibilities. We believe that all of the director nominees possess these qualifications and provide the Board with a full complement of knowledge, business skills and expertise for the effective management of the Company.

	Rosenfeld	Davis	Ferrara	Klipper	Kumar	Lynch	Migliorini	Reed	Sachdev	Varela
Knowledge, Skills and Experience
Public Company Board	●		●			●			●
Finance/Accounting	●		●	●		●	●		●
Executive Leadership	●	●	●	●	●	●	●	●	●	●
Risk Oversight/Management	●		●	●		●			●
Retail Industry	●	●	●	●		●	●	●		●
Independence		●	●	●	●	●	●	●	●

Board Tenure

Below is a summary of general qualifications, skills and attributes for each director nominee as of April 6, 2026 that led to the Board’s conclusion that the nominee is qualified to serve as a director.

Name	Principal Occupation	Age	Year Became a Director
Edward R. Rosenfeld	Chairman of the Board and Chief Executive Officer, Steven Madden, Ltd.	50	2008
Peter A. Davis	Retired executive in the footwear and apparel industry and Founder and Managing Director of Pete Davis Basketball, LLC, a grassroots community youth basketball organization	72	2022
Al Ferrara	Retired National Director of the Retail and Consumer Products Division of BDO USA, LLP, a major international accounting firm	75	2019
Mitchell S. Klipper	Retired Chief Executive Officer of Barnes & Noble, Inc.’s Retail Group, one of the largest retail booksellers in the United States	68	2018
Maria Teresa Kumar	President and CEO of Voto Latino, which she co-founded in 2004 and built into America’s largest Latinx voter registration and advocacy organization	52	2021
Rose Peabody Lynch	Retired owner of Market Strategies, LLC, a New York-based consulting firm of which she was founder and President, which focused on strategic marketing and operating issues for small to medium-sized companies	76	2014
Peter Migliorini	Sales Manager, Greschlers, Inc., a building supplies company	77	1996
Arian Simone Reed	Co-Founder and Chief Executive Officer of Fearless Fund, a venture capital fund that she co-founded in 2018	45	2022
Ravi Sachdev	Partner, Clayton Dubilier & Rice, LLC, a global alternative investment firm	49	2008
Amelia Newton Varela	President, Steven Madden, Ltd.	54	2016

Additional Information About the Directors Other Public Company Directorships

Three of our directors also currently serve or recently served as directors of other public companies:

●	Mr. Rosenfeld served as a director and chairman of the Audit & Risk Management Committee of PVH Corp. (NYSE: PVH), one of the world’s largest apparel companies, from March 24, 2013 until December 11, 2023.
●	Ms. Lynch is a director and member of the Compensation Committee, Pension Committee, and Nominating Committee of General American Investors Company, Inc. (NYSE: GAM), a closed-end fund that manages a global portfolio of investments consisting mainly of U.S. and foreign securities.
●	Mr. Sachdev serves as a director of Agilon Health, Inc. (NYSE: AGL), a technology-enabled services platform for the physicians’ market.

Specific Qualifications, Attributes, Skills and Experience of Directors

Edward R. Rosenfeld has served as our Chairman of the Board and Chief Executive Officer since August 2008 and has been a director of the Company since February 2008. Mr. Rosenfeld, who joined our executive management team in May 2005, has more than two decades of experience focused on the retail, apparel and footwear industries and possesses particular knowledge and experience in the industry that strengthens the Board’s collective qualifications, skills and experience. He has strong leadership skills and an in-depth understanding of the Company and its goals from his positions as the Chairman of the Board and Chief Executive Officer. His background in finance and his analytical skills gained through his years as a Vice President with Peter J. Solomon Company, an investment banking firm, where he specialized in mergers and acquisitions in the retail, apparel and footwear industries, provide the Board with insight and guidance with respect to, among other things, strategic business development matters. Mr. Rosenfeld served as a director and chairman of the Audit & Risk Management Committee of PVH Corp. (NYSE: PVH), one of the world’s largest apparel companies, from March 2013 until December 2023.

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Peter A. Davis has served as a director of the Company and as a member of the Compensation Committee since January 2022. Mr. Davis has over 40 years of experience in the footwear and apparel industry, having held executive leadership positions in sales and marketing with companies including Skechers, Fila, Reebok, Joy & Mario and Dynasty Footwear. He also founded The Infamous Black Sheep Brand, an urban action sports lifestyle brand. A former player in the NBA, Mr. Davis founded Pete Davis Basketball, LLC, a grassroots community youth basketball organization, in 2019 and today serves as its Managing Director. Prior to founding Pete Davis Basketball, LLC, Mr. Davis was the Senior Vice President of Footwear for Joy & Mario Footwear from 2013 to 2018. Mr. Davis’ years of experience in our industry provide relevant knowledge, expertise and leadership to the Board.

Al Ferrara has served as a director of the Company and as a member of the Audit Committee since July 2019. In May 2020, Mr. Ferrara became the Chairman of the Audit Committee and a member of the Nominating/Corporate Governance Committee. He is a retired certified public accountant having retired from his position as a partner with BDO USA, LLP, a major international accounting firm, in August 2016 after 25 years with the firm, most recently serving as National Director of the Retail & Consumer Products Division. Mr. Ferrara also served as a director on the firm’s Board of Directors from 2003 through 2010 and was also a director and BDO representative on the Board of Directors of BDO Capital Advisors, LLC from 2000 to 2015. Mr. Ferrara served as a member of the Board of Directors of Barnes & Noble, Inc., the nation’s largest retail bookseller, from 2016 until its sale in August 2019 and also served on its Audit Committee and Compensation Committee. In September 2020, Mr. Ferrara was appointed to the Board of Directors of VIVAKOR, Inc. (NASDAQ: VIVK), a socially responsible operator, acquirer and developer of clean energy technologies and environmental solutions, where he served as the Chairman of its Audit Committee. Mr. Ferrara voluntarily resigned from VIVAKOR’s Board of Directors in November 2022. Mr. Ferrara’s decades of relevant experience as a certified public accountant, the director of the retail practice at a major international accounting firm, and as a member of the audit committee of a public company enhance the financial oversight capabilities of our Board and its Audit Committee.

Mitchell S. Klipper has served as a director of the Company since April 2018, as a member of the Audit Committee since June 2018 and as a member of the Corporate Social Responsibility Committee since August 2019. Mr. Klipper served as the Chief Executive Officer of Barnes & Noble, Inc.’s Retail Group, one of the nation’s largest retail booksellers, from March 2010 to May 2015. Mr. Klipper began his career at Barnes & Noble as Chief Financial Officer of B&N College in June 1986. He subsequently held several executive positions at Barnes & Noble, Inc., including Executive Vice President, President of Barnes & Noble Development and Chief Operating Officer. Prior to joining Barnes & Noble, Inc., Mr. Klipper was an Audit Manager with KMG Main Hurdman, a certified public accounting firm and predecessor to KPMG. He also served on the advisory board of Modell’s Sporting Goods, a sporting goods retailer, from 2006 through 2018. Mr. Klipper’s decades of relevant experience in retail management, general business and accounting enhance the leadership and oversight capabilities of our Board.

Maria Teresa Kumar has served as a director of the Company and as a member of the Corporate Social Responsibility Committee since January 2021. Ms. Kumar is the President and CEO of Voto Latino, America’s largest Latinx voter registration and advocacy organization, which she co-founded in 2004. She is also a regular on-air contributor for MSNBC. Ms. Kumar serves on the boards of Emily’s List and the World Economic Forum’s Global Shapers and is a World Economic Forum Young Global Leader and a Council on Foreign Relations Life Member. Ms. Kumar graduated from U.C. Davis with a B.A. in International Affairs and earned a Master’s degree in Public Policy from Harvard’s Kennedy School. Ms. Kumar’s extensive experience in management, leadership, social advocacy and working with non-profits enhances Board leadership and management oversight with a unique perspective on corporate social responsibility.

Rose Peabody Lynch has served as a director of the Company since April 2014, as a member of the Compensation Committee since June 2014, and as a member of the Audit Committee since July 2024. Ms. Lynch formerly served on the Corporate Social Responsibility Committee from August 2019 to July 2024, when she became a member of the Audit Committee. Ms. Lynch previously operated her own New York-based consulting business, Market Strategies, LLC, which focused on strategic marketing and operating issues for small to medium-sized companies. She possesses over 30 years of business experience, including tenures as President and in other senior executive officer positions of major companies in the beauty and fashion industries, and has extensive executive level financial and operating experience. Her experience serving as a director and as a senior executive for a range of companies, including Victoria’s Secret; Trowbridge Gallery, a supplier of fine art to the interior design trade; and Danskin, Inc., a leading manufacturer of women’s dance and active wear, enhances the Board’s leadership and oversight capabilities. Ms. Lynch has served on several boards, including The Harmony Group-LeRoi Princeton (a manufacturer of children’s apparel), Salant Corporation (Perry Ellis Menswear) and Frederick’s of Hollywood (a retailer of women’s apparel and lingerie). Currently, Ms. Lynch serves on the board of General American Investors Company, Inc. (NYSE: GAM). In her role on the GAM Board, she serves on the Compensation Committee, along with the Pension and Nominating Committees. She was a member of the Audit Committee and Nominating and Governance Committees during her tenure at Salant and chaired the Compensation Committee during her tenure on the board of Frederick’s of Hollywood. In addition, Ms. Lynch has held leadership positions with a variety of not-for-profit organizations. She currently serves on the Board of Directors of the Princeton University Varsity Club. She also served two terms on the Board of Trustees of Concord Academy in Concord, Massachusetts and rotated off the Board in July 2021. Ms. Lynch is a member of the Women and Foreign Policy Advisory Council at the Council on Foreign Relations. Ms. Lynch graduated from Princeton with a B.A. in Art History and earned a Master of Business Administration from Harvard Business School.

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Peter Migliorini has served as a director of the Company since October 1996 and has served on the Nominating/ Corporate Governance Committee, as its Chair, since July 2004 and the Compensation Committee, as its Chair, since July 2004. Mr. Migliorini formerly served on the Audit Committee, from October 1996 until June 2018. Mr. Migliorini is the Presiding Director over all executive sessions of the independent directors. Mr. Migliorini possesses extensive executive level financial, sales and operations experience. Mr. Migliorini currently serves as sales manager for Greschlers, Inc., a building supplies company. Prior to joining Greschlers, Mr. Migliorini served as Director of Operations for Mackroyce Group, a construction company, from 1987 to 1994. Earlier, Mr. Migliorini held various positions of increasing responsibility from Assistant Buyer to Chief Planner/Coordinator for several shoe companies, including Meldisco Shoes, Perry Shoes and Fasco Shoes. His numerous years of business experience at various levels and in various industries provide the Board with a measure of practical orientation regarding our operations and growth endeavors. Mr. Migliorini’s early experience in the shoe industry also provides relevant knowledge and expertise in our specific industry.

Arian Simone Reed has served as a director of the Company and as a member of the Nominating/Corporate Governance Committee since January 2022, and as a member of the Corporate Social Responsibility Committee since July 2024. Ms. Reed is the Founding Partner and Chief Executive Officer of the Fearless Fund, a venture capital fund that invests in women of color led businesses, which she co-founded in 2018. Prior to Fearless Fund, Ms. Reed was the owner of AR PR Marketing, a publicity and marketing strategy firm from 2004 to 2017. Ms. Reed serves as a member on the Board of Directors for the Birmingham Civil Rights Institute. In 2021, she was the recipient of the 15th Annual General Motors African Ancestry Network Black History Month Celebration Entrepreneurial Spirit Award and the Detroit Branch NAACP Great Expectations Award. Ms. Reed’s marketing expertise, leadership, social advocacy, and working with entrepreneurs enhances Board leadership and strategic business development, and provides a unique perspective on corporate social responsibility.

Ravi Sachdev has served as a director of the Company as a member of the Nominating/Corporate Governance Committee since August 2019 and as a member of the Audit Committee from September 2008 until March 2025. As a Partner of the private equity firm Clayton Dubilier & Rice, LLC since June 2015, Mr. Sachdev focuses on the healthcare sector. Earlier, Mr. Sachdev worked at several investment banks. He was a Managing Director and Co-Head of Healthcare Services at J.P. Morgan from November 2010 until June 2015 and prior to that held the positions of Managing Director at Deutsche Bank Securities, Inc. from January 2009 until November 2010 and Director at Deutsche Bank from January 2007 until January 2009. Prior to joining Deutsche Bank in 2006 as a Vice President, Mr. Sachdev served as a Vice President at Peter J. Solomon Company, an investment banking boutique, specializing in mergers and acquisitions in the healthcare sector, from 1998 to 2006. Mr. Sachdev possesses knowledge of finance and the financial analytics used to measure business performance. His 20 years of professional experience in investment banking and private equity brings to the Board a thorough understanding of the financial issues affecting public companies and greater insights in business valuation together with a practical orientation with respect to acquisitions and integrations. Mr. Sachdev also serves on the Board of Directors of Agilon Health, Inc. (NYSE: AGL), a technology-enabled services platform for the physicians’ market and served on the Board of Directors and the Strategy Committee and Compensation Committee of Covetrus, Inc. (NASDAQ: CVET), a global animal-health technology and services company, from February 2019 until October 2022.

Amelia Newton Varela has served as President of the Company since September 2015 and has been a director since 2016. Prior to this tenure, Ms. Varela was Executive Vice President of Wholesale of the Company since April 2008 and Executive Vice President of Wholesale Footwear of the Company from November 2004 to April 2008. Previously, she was Vice President of Sales for Steve Madden Women’s Wholesale Division from January 2000. Ms. Varela began her career with the Company in 1998 in the role of Account Executive for Steve Madden Women’s Wholesale Division. She graduated from The Fashion Institute of Technology in 1995. Ms. Varela’s over 25 years of experience at the Company provides relevant industry knowledge and expertise, and leadership to the Board.

Required Vote

Proxies will be voted for the election of the ten nominees as directors of the Company unless otherwise specified in the proxy. A plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be necessary to elect the nominees as directors. This means that the director nominees who receive the greatest number of affirmative votes cast are elected as directors, subject to our Director Election (Majority Voting) Policy, which is described below. If, for any reason, any nominee is unable or unwilling to serve, the proxies will be voted for a substitute nominee, who will be designated by the Board of Directors at the Annual Meeting. Stockholders may withhold votes by marking the appropriate boxes on the accompanying proxy.

Director Election (Majority Voting) Policy

In uncontested elections, it is our policy that any nominee for director who receives a greater number of “WITHHOLD” votes than “FOR” votes for his, her, or their election must promptly submit a letter offering his, her, or their resignation to the Nominating/Corporate Governance Committee following the certification of the stockholder vote. In such event, the Nominating/Corporate Governance Committee would then consider the offer of resignation and make a recommendation to the independent member of the Board of Directors as to whether or not the resignation should be accepted. For more information about this policy, see “Corporate Governance – Director Election (Majority Voting) Policy” below.

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Recommendation of the Board of Directors

The Nominating/Corporate Governance Committee of the Board and the entire Board of Directors unanimously recommend a vote “FOR” the election of Mr. Edward R. Rosenfeld, Mr. Peter A. Davis, Mr. Al Ferrara, Mr. Mitchell S. Klipper, Ms. Maria Teresa Kumar, Ms. Rose Peabody Lynch, Mr. Peter Migliorini, Ms. Arian Simone Reed, Mr. Ravi Sachdev, and Ms. Amelia Newton Varela.

CORPORATE GOVERNANCE

The Board of Directors

Our business is managed under the direction and oversight of the Board of Directors, whose members are elected by our stockholders. Directors meet their responsibilities by participating in meetings of the Board of Directors and the various committees of the Board on which they sit. They also communicate with our Chairman and Chief Executive Officer and other officers and employees of the Company and consult with our independent registered public accounting firm and other third parties. The size of the Board is fixed at ten members. Eight current directors are independent and two current directors are not independent. The Nominating/Corporate Governance Committee determined to nominate all ten current directors for election to our Board.

Director Independence

The Board of Directors has determined that the following director nominees are “independent” for purposes of the criteria of the SEC and The Nasdaq Global Select Market listing standards: Mr. Davis, Mr. Ferrara, Mr. Klipper, Ms. Kumar, Ms. Lynch, Mr. Migliorini, Ms. Reed, and Mr. Sachdev. There is also no family relationship among any of the directors and executive officers of the Company. If the ten nominees set forth above are elected, the Board will consist of a majority of independent directors. The Board of Directors has held regularly scheduled executive sessions for the independent directors, with Mr. Migliorini serving as Presiding Director of such executive sessions.

Involvement in Certain Legal Proceedings

During the past ten years, none of the persons currently serving as executive officers and/or directors of the Company has been the subject matter of any legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K, nor are any such legal proceedings believed to be contemplated by governmental authorities against any director or executive officer. Further, no executive officers, directors, beneficial owners of more than five percent of the Company’s common stock, or any other actor mentioned in Item 103(c)(2) of Regulation S-K is a party adverse to the Company in a material proceeding or has a material interest adverse to the Company.

Director Attendance at Meetings

Attendance at Annual Meetings of Stockholders

We have no specific policy regarding director attendance at our annual meetings of stockholders. We encourage all our directors to attend annual meetings of our stockholders, and nine directors attended our 2025 annual meeting of stockholders.

Attendance at Meetings of the Board of Directors

The Board of Directors held four regularly scheduled meetings and one special meeting during the 2025 Fiscal Year and acted by unanimous written consent on three occasions during the 2025 Fiscal Year. In the 2025 Fiscal Year, each director attended 75% or more of the total number of Board meetings and meetings held by all committees on which they then served.

Director Election (Majority Voting) Policy

We have adopted a Director Election (Majority Voting) Policy. Pursuant to this policy, in an uncontested election of directors (that is, an election where the number of nominees is equal to the number of seats open) any nominee for director who receives a greater number of “WITHHOLD” votes than “FOR” votes for his, her, or their election must promptly submit an offer of resignation to the Nominating/Corporate Governance Committee following the certification of the stockholder vote for consideration in accordance with the following procedures. In such event, upon receipt of the resignation, the Nominating/Corporate Governance Committee would promptly consider the appropriateness of the director’s continued service on the Board of Directors and recommend to the Qualified Independent Directors (as defined below) the action to be taken with respect to the resignation, which could include (1) accepting the resignation; (2) rejecting the resignation; (3) retaining the director but addressing what the Qualified Independent Directors believe to be the underlying cause of the “WITHHOLD” votes; or (4) determining that the director will not be renominated by the Board of Directors in future elections. The Nominating/Corporate Governance Committee would consider factors such as (a) the reasons expressed by the stockholders for withholding votes from such director; (b) any possibilities for curing the underlying cause of the “WITHHOLD” votes; (c) the tenure and qualifications of the director and his, her, or their past and expected future contributions to the Company; (d) the overall composition of the Board of Directors, including, without limitation, whether accepting the resignation would cause the Company to fail to meet any applicable SEC or Nasdaq requirement; (e) the availability of other qualified candidates; and (f) our Board of Director Candidate Guidelines.

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The Qualified Independent Directors would then act on the Nominating/Corporate Governance Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting at which the director election occurred. In considering the Nominating/Corporate Governance Committee’s recommendation, the Qualified Independent Directors would review the factors considered by the Nominating/Corporate Governance Committee and such additional information and factors that they believe to be relevant. Following the Qualified Independent Directors’ decision, we would promptly disclose the decision in a Current Report on Form 8-K. The Form 8-K would include a full explanation of the process by which the decision of the Qualified Independent Directors was reached and, if applicable, the reasons why the offer of resignation was rejected.

If an offer of resignation were to be accepted, the Nominating/Corporate Governance Committee would recommend to the Board of Directors whether to fill the vacancy or reduce the size of the Board of Directors accordingly. Any director required to submit his, her, or their resignation pursuant to this policy would not participate in the Nominating/Corporate Governance Committee’s recommendation or the Qualified Independent Directors’ consideration of the resignation. Prior to voting on the director’s resignation offer, the Qualified Independent Directors would provide to the director an opportunity to submit any information or statement that they believe is relevant to the Qualified Independent Directors’ consideration of the resignation.

For purposes of this policy, “Qualified Independent Directors” means all directors who (1) are “independent” for purposes of The Nasdaq Global Select Market listing standards and (2) are not required to offer their resignation in accordance with this policy. If there are fewer than three independent directors then serving on the Board of Directors who are not required to submit their resignations in accordance with this policy, then the Qualified Independent Directors shall consist of all of the independent directors, and each independent director who is required to offer their resignation in accordance with this policy, shall recuse himself or herself from the deliberations and voting only with respect to their individual offer to resign.

Committees of the Board

Among other committees, the Board of Directors has a standing Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee, and Corporate Social Responsibility Committee. Each committee has a written charter. The table below provides current membership for each Board committee and the number of meetings held by each Board committee in the 2025 Fiscal Year.

Committees of the Board of Directors
Director	Audit	Compensation	Nominating/Corporate Governance	Corporate Social Responsibility
Edward R. Rosenfeld
Peter A. Davis		Member
Al Ferrara	Chair		Member
Mitchell S. Klipper	Member			Member
Maria Teresa Kumar(1)				Chair
Rose Peabody Lynch	Member	Member
Peter Migliorini		Chair	Chair
Arian Simone Reed			Member	Member
Ravi Sachdev			Member
Amelia Newton Varela
Number of Meetings in 2025 Fiscal Year	4	2	1	4
Number of Actions by Written Consents in 2025 Fiscal Year	1	1	3	1

(1) Ms. Kumar became Chair of the Corporate Social Responsibility Committee on July 14, 2025.

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Audit Committee

The Audit Committee consists entirely of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards and who meet the independence requirements contained in Exchange Act, Rule 10A-3(b)(1). The Board has determined that Ms. Lynch and each of Messrs. Ferrara and Klipper meet the SEC criteria of an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. No member of the Audit Committee may serve simultaneously on the audit committee of more than two other public companies without prior approval of the Board. The Audit Committee is primarily responsible for reviewing the services performed by our independent registered public accountants, evaluating our accounting policies, our system of internal controls over financial reporting (ICFR), our risk management policies, and information security and technology, including cybersecurity, and reviewing significant financial transactions.

The Audit Committee is responsible for reviewing and striving to ensure the integrity of our financial statements and oversight of our compliance with legal and regulatory requirements, our internal audit function and our information security and technology. Among other matters, the Audit Committee, with management, independent registered public accountants and internal auditors, reviews the adequacy of our internal controls that could significantly affect our financial statements. Additionally, the Audit Committee reviews any potential related party transactions as well as any other potential conflicts of interest situations on an ongoing basis. The Audit Committee is also directly and solely responsible for the appointment, retention, compensation, oversight and termination of our independent registered public accountants. In addition, the Audit Committee functions as the Company’s Qualified Legal Compliance Committee (the “QLCC”). The purpose of the QLCC is to receive, retain and investigate reports made directly, or otherwise made known, of evidence of material violations of any United States federal or state law, including any material breach of fiduciary duty, by the Company or its officers, directors, employees or agents and, if an investigation is necessary, to recommend an appropriate response to the Company.

Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls over financial reporting. Our independent registered public accountants audit our annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America and discuss with the Audit Committee any issues they believe should be raised. Our independent registered public accountants also issue an opinion on our internal controls over financial reporting.

The Audit Committee is also responsible for the oversight of our risk management process, which is discussed in the “Risk Oversight” section below.

In performing its functions, the Audit Committee meets with management on at least a quarterly basis to review and discuss the quarterly financial statements, annual audited financial statements and related reports and to consider the adequacy of our internal controls and the objectivity of our financial reporting. The Audit Committee then recommends to the Board whether the audited financial statements should be included in our Annual Report on Form 10-K. From time to time, the Audit Committee, with management, identifies and reviews other areas of risks related to our operations and at least quarterly receives reports on and reviews cybersecurity risks as well as our approach to managing such risks. Our Chief Information Security Officer presents to the Audit Committee regarding cybersecurity on at least a quarterly basis. The Audit Committee discusses these matters with our independent registered public accountants and with appropriate Company personnel. Meetings are held with the independent registered public accountants, who have unrestricted access to the Audit Committee. In addition, the Audit Committee reviews our financing plans and reports and makes recommendations to the full Board of Directors for approval and to authorize action. The Board has adopted a written charter setting out the functions the Audit Committee is to perform. A copy of the Audit Committee Charter is available on our website at https://investor.stevemadden.com/corporate-governance/highlights. The Audit Committee held four regularly scheduled meetings during the 2025 Fiscal Year and undertook one action by written consent during the 2025 Fiscal Year.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards.

The Nominating/Corporate Governance Committee provides oversight with respect to a wide range of issues relating to the operation of the Board, including consideration of and recommendations regarding the size and composition of the Board of Directors and its committees along with the identification of potential candidates to serve as directors. The Nominating/Corporate Governance Committee identifies candidates to the Board of Directors by introductions from management, members of the Board of Directors, employees of the Company or other sources, including stockholders that satisfy our policy regarding stockholder recommended candidates (as described below). To enable the Nominating/Corporate Governance Committee to consider a stockholder recommendation in connection with the 2027 Annual Meeting, we must receive the recommendation on or before December 7, 2026. The Nominating/ Corporate Governance Committee does not evaluate director candidates recommended by stockholders that satisfy our policy differently than director candidates recommended by other sources.

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Stockholders wishing to submit director nominations for the 2027 Annual Meeting should write to the Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104. In accordance with Article II, Section 5 of the By-Laws, director nominations for the 2027 Annual Meeting can only be made by a stockholder of the Company who (i) is a stockholder of record on the date of the giving of the notice of such director nominations and on the record date for the determination of stockholders entitled to vote at the 2027 Annual Meeting and (ii) complies with the notice requirements and procedures set forth in Article II, Section 5 of the By-Laws. A stockholder’s notice to the Secretary of the Company with respect to any such nominations must be timely and in proper written form pursuant to Article II, Section 5 of the By-Laws, including containing certain information concerning the nominating or proposing stockholder and certain information concerning the proposed nominee, such as any agreements, arrangements or understandings the stockholder may have with the proposed nominee or other parties relating to the nomination or other proposal. Such information must be updated, if necessary, to be true and correct as of the record date for the 2027 Annual Meeting and as of the date that is 10 business days prior to the date of the 2027 Annual Meeting. The notice must be delivered to, or mailed and received at, our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date of our 2026 Annual Meeting. Accordingly, any written notice given by or on behalf of a stockholder pursuant to Article II, Section 5 of our By-Laws in connection with the 2027 Annual Meeting must be received no later than January 20, 2027, and no earlier than December 21, 2026. This summary information regarding the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, a copy of which may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth above. If a nomination is not timely and properly made in accordance with the procedures set forth in the By-Laws, or does not contain the specific information required by the By-Laws, such nomination will be defective and will not be brought before the 2027 Annual Meeting. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the nominees of our Board of Directors must comply with the additional requirements of Rule 14a-19 under the Exchange Act, including providing a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of our shares entitled to vote on the election of directors in support of director nominees other than our nominees, as required by Rule 14a-19(b). We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for the 2027 Annual Meeting.

In considering candidates for the Board of Directors, the Nominating/Corporate Governance Committee considers our Board of Director Candidate Guidelines and Director Election (Majority Voting) Policy, available on our website at https://investor.stevemadden.com/corporate-governance/highlights, our policy regarding stockholder recommended director candidates, as set forth above, and all other factors that it deems appropriate, including the individual’s character, education, experience, knowledge and skills. We are not including the information contained on, or that can be accessed through, any website as part of, or incorporating it by reference into, this proxy statement.

To assess the effectiveness of the mandate set forth in the Nominating/Corporate Governance Committee’s charter, the Nominating/Corporate Governance Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience and diversity required for the Board as a whole.

Additionally, the Nominating/Corporate Governance Committee takes a leadership role in shaping the corporate governance of the Company. The Nominating/Corporate Governance Committee develops and recommends corporate governance principles for the Company, makes recommendations to the Board of Directors in support of such principles, and monitors compliance with our Conduct Codes (as defined and discussed in the “Codes of Business Conduct and Ethics” section below). The Nominating/Corporate Governance Committee also oversees the evaluation of the Board of Directors, its committees, and the Company’s senior executives and periodically reviews the succession plan for our senior executives with the Chairman of the Board and Chief Executive Officer. The Nominating/Corporate Governance Committee operates under a formal charter that governs the Committee’s composition, powers and responsibilities. A copy of the Nominating/Corporate Governance Committee Charter is available on our website at https:// investor.stevemadden.com/corporate-governance/highlights. The Nominating/Corporate Governance Committee held one meeting and undertook three actions by written consent during the 2025 Fiscal Year.

Compensation Committee

The Compensation Committee consists of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards and “non-employee directors” pursuant to Exchange Act Rule 16b-3.

The Compensation Committee is responsible for establishing and overseeing our compensation and incentive plans and programs; determining and approving compensation for our executive officers, including salaries, bonuses, perquisites and equity awards; reviewing and approving compensation and awards for our executive officers under our compensation and incentive plans and program; considering the results of say-on-pay proposals; assessing whether our compensation and incentive plans and programs encourage excessive risk-taking and evaluating compensation policies that could mitigate such risk; administering our equity compensation plans; reviewing and approving a compensation program for independent members of the Board; developing and monitoring compliance with policies for the clawback of erroneously paid compensation; and assisting the Board in discharging the Board’s responsibilities relating to management organization, performance, compensation and succession. The Compensation Committee also reviews executive education and development programs; evaluates the competitiveness of the compensation of the Company’s executive officers; reviews and approves the corporate goals and objectives used to determine executive compensation; and monitors the amount of Company equity used for compensation. The Compensation Committee has the authority to seek the advice of compensation consultants in carrying out its duties and responsibilities; however, the Compensation Committee must assess the independence of the consultant before retaining them or receiving any advice. Independence factors that the Compensation Committee should consider are described in the “Role of the Compensation Committee – Independence of Outside Advisors” section below. The Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its composition, powers and responsibilities. A copy of the Compensation Committee Charter is available on our website at https://investor.stevemadden.com/corporate-governance/highlights. The Compensation Committee held two meetings and undertook one action by written consent during the 2025 Fiscal Year.

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Corporate Social Responsibility Committee

The Corporate Social Responsibility Committee consists of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards.

The Corporate Social Responsibility Committee is responsible for assisting the Board in its oversight of our initiatives, plans and practices with respect to corporate social responsibility matters of significance to the Company and the communities in which we operate. Corporate social responsibility matters include ethical and sustainable sourcing; human rights; the environment; supplier conduct; labor conditions; climate change; diversity in employment; charitable giving; government relations; and political spending. The Committee’s responsibility includes oversight of:

●	management’s evaluation of risks and opportunities with respect to corporate social responsibility matters;
●	management’s creation of key strategic initiatives, goals, strategies, policies, and procedures to address corporate social responsibility risks and opportunities;
●	our governance of, and performance relative to, such key strategic initiatives, goals, strategies, policies, and procedures;
●	the policies and procedures used to prepare corporate social responsibility related disclosures;
●	engagement with stockholders, other key stakeholders, and proxy advisory firms regarding corporate social responsibility matters;
●	our response to corporate social responsibility related stockholder proposals;
●	management’s assessment of the identity and scope of matters comprising corporate social responsibility; and
●	our government relations strategies and activities.

The Corporate Social Responsibility Committee operates under a formal charter that governs the Committee’s composition, powers and responsibilities. The Corporate Social Responsibility Committee Charter requires that a majority of the committee’s members not be officers or employees of the Company or its affiliates. A copy of the Corporate Social Responsibility Committee Charter is available on our website at https://investor.stevemadden.com/corporate-governance/ highlights. The Corporate Social Responsibility Committee held four meetings and undertook one action by written consent during the 2025 Fiscal Year.

Board Leadership Structure, Risk Oversight, Executive Sessions of Non-Employee Directors, and Communications Between Stockholders and the Board

Board Leadership Structure

As noted above, our Board currently comprises eight independent and two non-independent directors.

Mr. Rosenfeld has served as Chairman of the Board and Chief Executive Officer since August 2008 and has been a member of the Board since February 2008. Mr. Migliorini is currently serving as the Presiding Director. The Presiding Director is elected by the Board’s independent directors and presides over executive sessions of the independent directors. We believe that the number of independent, experienced directors who comprise our Board, along with the independent oversight of our Presiding Director, benefits the Company and our stockholders.

We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe our current Board leadership structure is optimal for the Company because it demonstrates to our employees, suppliers, customers, and other stakeholders that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations and leading our Board in setting long-term strategy. Having a single leader for both the Company and our Board eliminates confusion and duplication of efforts and provides clear leadership for the Company. We believe the Company, like many U.S. companies, has been well-served by this leadership structure.

Because the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the Board believes it is appropriate for the independent directors to elect one independent director to serve as a Presiding Director. In addition to presiding at executive sessions of the independent directors, the Presiding Director has responsibilities that include coordinating with the Chairman of the Board and Chief Executive Officer in establishing agenda and discussion items for Board meetings; retaining independent advisors on behalf of the Board as the Board may determine to be necessary or appropriate; and performing such other functions as the independent directors may designate from time to time.

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Our Board conducts an annual evaluation to determine whether it and its committees are functioning effectively. As part of its annual evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and our stockholders.

Risk Oversight

Our Board is responsible for overseeing our risk management process. It focuses on our general risk management strategy and the most significant risks facing the Company and ensures that management implements appropriate risk mitigation strategies. Management also apprises the Board of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board has delegated to the Audit Committee the oversight of our risk management process. Among its duties, the Audit Committee reviews with management (a) our policies, guidelines, and processes with respect to risk assessment and management of risks that may be material to the Company, (b) our system of disclosure controls and system of internal controls over financial reporting, (c) our compliance with legal and regulatory requirements, and (d) our systems and processes related to information security and technology, including cybersecurity. The Audit Committee is also responsible for reviewing major legislative and regulatory developments that could materially impact our contingent liabilities and other financial risks. Our other Board committees also consider and address risks as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Our management is responsible for day-to-day risk management. Our risk management and internal audit areas serve as the primary monitoring and testing function for company-wide policies and procedures and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Executive Sessions of Independent Directors

The Board holds executive sessions of its independent directors generally at each regularly scheduled meeting. The Presiding Director serves as the chairperson for these executive sessions.

Communications Between Stockholders and the Board

We have adopted a procedure by which stockholders may send communications to one or more members of the Board of Directors by writing to such director(s) or to the entire Board of Directors in care of the Secretary at Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104. The Board has instructed the Secretary of the Company to review all communications so received and to exercise discretion not to forward to the Board correspondence that he or she decides is inappropriate, such as business solicitations, frivolous communications and advertising, routine business matters (i.e., business inquiries, complaints, or suggestions) and personal grievances. However, any director may at any time request that the Secretary forward to such director any and all communications received by the Secretary, but not forwarded to the directors.

Codes of Business Conduct and Ethics

We have adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which is applicable to our Chief Executive Officer, Chief Financial Officer, controller, principal accounting officer, head of internal audit and such other employees of the Company as the Audit Committee may from time to time designate as “senior financial officers.” In addition, the individuals who serve on our Board of Directors are subject to a Code of Business Conduct and Ethics for the Board of Directors, and all of our employees are held accountable for adherence to our Code of Conduct. The Code of Ethics for the Chief Executive Officer and Senior Financial Officers, the Code of Business Conduct and Ethics for the Board of Directors and the Code of Conduct applicable to all of our employees (collectively, the “Conduct Codes”) are available on our website at https://investor.stevemadden.com/corporate-governance/highlights and may be obtained by any stockholder without charge upon request by writing to the Secretary at Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104. The Conduct Codes are intended to establish standards necessary to deter wrongdoing and to promote compliance with applicable governmental laws, rules and regulations and honest and ethical conduct. The Conduct Codes cover all areas of professional conduct, including conflicts of interest, fair dealing, financial reporting and disclosure, protection of our assets and confidentiality. Employees have an obligation to promptly report any known or suspected violation of the Conduct Codes without fear of retaliation. Waiver of any provision of the Conduct Codes for executive officers and directors may only be granted by the Board of Directors or the Nominating/Corporate Governance Committee, and we will disclose any such waiver or modification of the Conduct Codes relating to such individuals.

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Corporate Governance Principles

The Board of Directors has adopted Corporate Governance Principles as a set of guiding fundamentals by which the Company is governed. The Corporate Governance Principles address various matters of corporate governance such as board size and composition, director qualifications and responsibilities, director compensation, limitations on service on other boards, board committees, director orientation and education, director access to management, management development and succession planning, and annual performance evaluations for the Board.

The Nominating/Corporate Governance Committee reviews the Corporate Governance Principles annually to determine whether to recommend changes to the Corporate Governance Principles to reflect new laws, rules and regulations and governance best practices. The Corporate Governance Principles are available on our website at https:// investor.stevemadden.com/corporate-governance/highlights and may be obtained by any stockholder without charge upon request by writing to the Secretary at Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.

Stock Ownership Guidelines

The Board of Directors has adopted Stock Ownership Guidelines, which require a level of ownership of shares of our Common Stock by our directors and executive officers to align their interests with the long-term interests of our stockholders. The Stock Ownership Guidelines require our Chief Executive Officer to own shares of our Common Stock equal in value to six times his annual base salary. Other executive officers are required to own shares of our Common Stock equal in value to two times their annual base salary. The Stock Ownership Guidelines further require that each non-employee director must own shares of our Common Stock equal in value to two times the cash portion of the directors’ annual retainer or the equivalent if a retainer is not received in certain circumstances. Individuals subject to the Stock Ownership Guidelines must attain the required level of share ownership by the fifth anniversary of the later of (i) the effective date of the adoption of the Stock Ownership Guidelines and (ii) the date that the individual became a named executive officer or director. The named executive officer or director must retain an amount equal to 25% of the net shares of our Common Stock received as a result of the exercise, vesting or payment of any equity award we make until the applicable share ownership requirement is satisfied. The Compensation Committee monitors the compliance of our Chief Executive Officer, non-employee directors and other executive officers with the Stock Ownership Guidelines.

Insider Trading Policy

The Company has adopted an insider trading policy governing the purchase, sale and other dispositions of its securities by the directors and employees of the Company and its subsidiaries, which is reasonably designed to promote compliance with all applicable insider trading laws, rules and regulations and NASDAQ listing standards. In addition, it is the Company’s policy that the Company will not purchase or sell its common stock when it is aware of material non-public information. A copy of our insider trading policy and related Rule 10b5-1 trading plan policy was filed as Exhibit 19.01 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Prohibition on Hedging and Pledging of Our Common Stock

Our directors and executive officers and certain other persons designated from time to time by our Chief Financial Officer are prohibited from entering into hedging transactions and from pledging our Common Stock pursuant to a formal policy concerning such activities adopted by the Board of Directors. This policy does not apply to other employees of the Company.

Corporate Social Responsibility Policy

We are committed to operating our business in a socially responsible manner. We strive to incorporate this commitment into every aspect of our business, including the design, quality, safety and sourcing of our products, the safety and fair treatment of our employees, animal welfare and compliance with laws, including the Foreign Corrupt Practices Act and the SEC’s Conflict Minerals rule. These guiding principles are set forth in our Corporate Social Responsibility Policy as well as our Conflict Minerals Policy, and we expect all our employees to be familiar with and to adhere to them. We strive to do business with vendors and suppliers that share our views and commitments to quality products and ethical business principles. We will only engage vendors and suppliers that demonstrate a commitment to meeting our standards. Our Corporate Social Responsibility Committee assists the Board in its oversight of management’s social responsibility obligations.

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Clawback Policy

We have adopted a Clawback Policy, which applies to our executive officers, including the named executive officers, and provides for the repayment of certain incentive compensation received over a covered period if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. See “Executive Compensation – Compensation Discussion and Analysis – Clawback Policy” for further discussion of the Clawback Policy.

Certain Relationships and Related Party Transactions

Steven Madden Employment Agreement. We believe that Steven Madden, our founder and Creative and Design Chief, provides unique and significant value in guiding the leadership of our creative process, both in his hands-on work for the Company and his collaboration with our designers, product professionals, and marketing executives. In addition, the public’s association of Mr. Madden’s name and likeness with our branded products is significant, meaningful, and integral to our success and has been, and continues to be, instrumental in creating long-term stockholder value. Based upon that belief, we further believe that his continuing involvement with the Company is essential, and to this end, we have for many years had an employment agreement with Mr. Madden as described below.

Mr. Madden’s agreement in its current form dates back to July 1, 2005, as subsequently amended on various occasions, most recently on November 10, 2023 (the “SM Agreement”). Under the SM Agreement, Mr. Madden has agreed to continue to serve as our Creative and Design Chief for a term continuing through December 31, 2031, for a base salary of $7,026,042 per annum through December 31, 2026, together with the potential for cash bonuses at the sole discretion of our Board of Directors and an annual life insurance premium reimbursement of up to $200,000. Effective on May 1, 2025, Mr. Madden accepted a 10% reduction of his base salary under the SM Agreement due to the Company’s heightened focus on managing expenses as a result of the increased uncertainty regarding the implementation of new tariffs on U.S. imports and their impact on the Company. Effective on January 1, 2026, the Company resumed paying Mr. Madden his full base salary under the SM Agreement. Effective January 1, 2027, Mr. Madden’s base salary will increase to $7,377,374 until December 31, 2028, and effective January 1, 2029, through the remainder of the term, Mr. Madden’s base salary will be increased to $7,746,211.

Under the SM Agreement, Mr. Madden is also eligible to receive annually, on or about the date of our annual meeting of stockholders (but not later than June 30), an option (the “Annual Option”) to purchase shares of Common Stock equal to the greater of (a) 100% of the largest aggregate number of shares of Common Stock available upon the exercise of an option or options granted to any other continuing full-time employee of the Company during the preceding twelve-month period or (b) 225,000 shares of Common Stock; provided, however, that a grant to Mr. Madden in excess of 150% of the number of shares of Common Stock subject to options granted to such other continuing full-time employee would require stockholder approval. Any Annual Option so granted vests quarterly over a one-year period and is exercisable for a period of five years at a price equal to the closing price of our Common Stock on the grant date.

Under the SM Agreement, if Mr. Madden dies, his estate would receive a payment equal to his base salary for the 24-month period immediately after the date of his death. Further, if Mr. Madden’s employment is terminated due to his total disability (as defined in the agreement), “for cause” (as defined in the agreement) or due to Mr. Madden’s resignation, we are obligated to pay Mr. Madden the amount of compensation that is accrued and unpaid through the date of termination. If Mr. Madden’s employment is terminated for any reason (other than “for cause” or due to his death, total disability or resignation), we are obligated to pay Mr. Madden, in installments, the balance of his base salary through the end of the term of the SM Agreement. If, during the period commencing 120 days prior to a “change of control” transaction (as defined in the SM Agreement) and ending on the first anniversary of a change of control transaction, Mr. Madden’s employment is terminated other than “for cause” (as defined in the SM Agreement), all unvested options held by Mr. Madden will be accelerated and vest on the date of termination or resignation, or if the employment termination occurred prior to the change of control, on the date of such change of control, and Mr. Madden will be entitled to receive a lump sum cash payment equal to the amount of compensation that is accrued and unpaid through the date of termination plus $35 million. The SM Agreement contains other customary provisions, including provisions regarding expense reimbursement, confidentiality, non-solicitation and non-competition.

The most recent amendment entered into on November 10, 2023, effected the extension of the term of the SM Agreement for five years through December 31, 2031. In connection with the extension, we agreed to pay Mr. Madden a base salary of $7,026,042 for the annual periods ending December 31, 2023, 2024, 2025, and 2026; $7,377,374 for the annual periods ending December 31, 2027 and 2028; and $7,746,211 for the annual periods through the remainder of the term. Additionally, on the first business day of January 2024, and then annually on the first business day of successive years through December 31, 2031, Mr. Madden will receive a restricted stock award under our 2019 Incentive Compensation Plan for a number of shares of Common Stock valued at (i) ten million each year for the years ended December 31, 2024, 2025, and 2026, and (ii) nine million each year for the years ended December 31, 2027, 2028, 2029, 2030, and 2031, and each award will vest in accordance with the terms of the amendment.

For the 2025 Fiscal Year, Mr. Madden earned $7,026,042 in base salary and received $200,000 for the payment of an annual life insurance premium. Mr. Madden also received his Annual Option for the 2025 Fiscal Year to purchase 225,000 shares of Common Stock at a price per share of $24.69 and 238,322 shares of restricted stock at a price of $41.96 which will vest in accordance with the terms of the amendment commencing on January 2, 2026.

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Review, Approval or Ratification of Transactions with Related Persons

Our Conduct Codes and Employee Handbook prohibit all conflicts of interest. Under the Conduct Codes, conflicts of interest occur when personal or professional interests interfere in any way, or even appear to interfere, with our interests. Our prohibition on conflicts of interest under the Conduct Codes includes any related party transaction.

Related person transactions must be approved by the Board, or by a committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in our best interests. In considering the transaction, the Board or committee will consider all relevant factors, including, as applicable, (i) the business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties or, in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to the Company.

We have multiple processes for reporting conflicts of interest, including related party transactions. Under the Conduct Codes, all employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to management. The Chief Financial Officer distributes a questionnaire to our executive officers and management personnel quarterly and distributes a questionnaire to the members of the Board of Directors annually requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests, which information is then reviewed for any conflicts of interest under the Conduct Codes.

The Board of Directors, the Audit Committee and the Disclosure Committee, which consists of management personnel, discuss the related party transactions, specifically, and in connection with the regular review processes attendant to our periodic filings, including related party transaction disclosures.

If a director is a party to or in some manner involved in a transaction involving the Company, they will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

COMPENSATION OF DIRECTORS IN THE 2025 FISCAL YEAR

The Compensation Committee is responsible for establishing and overseeing all matters pertaining to compensation paid to directors for service on the Board and its committees.

The following table sets forth information concerning the 2025 Fiscal Year compensation of our non-employee directors who served in the 2025 Fiscal Year. Following the table is a discussion of material factors related to the information disclosed in the table. Mr. Rosenfeld and Ms. Varela do not receive any compensation for their service on the Board. Effective May 1, 2025, all non-employee directors accepted a 10% reduction in compensation due to the Company’s heightened focus on managing expenses as a result of the increased uncertainty regarding the implementation of new tariffs on U.S. imports and their impact on the Company. Effective on January 1, 2026, the Company resumed paying all non-employee directors their full compensation.

Name	Fees Paid in Cash	Stock Awards (1)	All Other Compensation	Total
Peter A. Davis(2)	$79,092	$119,993	$—	$199,085
Al Ferrara(3)	$111,659	$119,993	$—	$231,652
Mitchell S. Klipper(4)	$88,397	$119,993	$—	$208,390
Maria Teresa Kumar(5)	$79,092	$119,993	$—	$199,085
Rose Peabody Lynch(6)	$88,397	$119,993	$—	$208,390
Peter Migliorini(7)	$93,049	$119,993	$—	$213,042
Arian Simone Reed(8)	$90,897	$119,993	$—	$210,890
Ravi Sachdev(9)	$81,592	$119,993	$—	$201,585
Robert Smith(10)	$48,935	$119,993	$—	$168,928

(1)	Reflects the grant date fair value of stock awards calculated in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our audited financial statements for the fiscal year ended December 31, 2025 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2026.

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(2)	As of December 31, 2025, the aggregate number of shares of restricted Common Stock held by Mr. Davis was 4,860, all of which were issued in the 2025 Fiscal Year, and Mr. Davis had no options outstanding.
(3)	As of December 31, 2025, the aggregate number of shares of restricted Common Stock held by Mr. Ferrara was 4,860, all of which were issued in the 2025 Fiscal Year, and Mr. Ferrara had no options outstanding.
(4)	As of December 31, 2025, the aggregate number of shares of restricted Common Stock held by Mr. Klipper was 4,860, all of which were issued in the 2025 Fiscal Year, and Mr. Klipper had no options outstanding.
(5)	As of December 31, 2025, the aggregate number of shares of restricted Common Stock held by Ms. Kumar was 4,860, all of which were issued in the 2025 Fiscal Year, and Ms. Kumar had no options outstanding.
(6)	As of December 31, 2025, the aggregate number of shares of restricted Common Stock held by Ms. Lynch was 4,860, all of which were issued in the 2025 Fiscal Year, and Ms. Lynch had no options outstanding.
(7)	As of December 31, 2025, the aggregate number of shares of restricted Common Stock held by Mr. Migliorini was 4,860, all of which were issued in the 2025 Fiscal Year, and Mr. Migliorini had no options outstanding.
(8)	As of December 31, 2025, the aggregate number of shares of restricted Common Stock held by Ms. Reed was 4,860, all of which were issued in the 2025 Fiscal Year, and Ms. Reed had no options outstanding.
(9)	As of December 31, 2025, the aggregate number of shares of restricted Common Stock held by Mr. Sachdev was 4,860, all of which were issued in the 2025 Fiscal Year, and Mr. Sachdev had no options outstanding.
(10)	Mr. Smith voluntarily resigned from the Board effective July 14, 2025. Amounts listed in the table above are pro-rated and reflect the effective resignation date. As of December 31, 2025, Mr. Smith did not hold any shares of restricted Common Stock. All shares of restricted Common Stock which were unvested were cancelled in accordance with the terms of the 2019 Plan upon his resignation.

Directors who are also our employees are not paid any fees or other remuneration for service on the Board of Directors or any of its committees. In the 2025 Fiscal Year, each non-employee director received for service on the Board a grant of 4,860 shares of restricted Common Stock, vesting on May 21, 2026, the first anniversary of the grant date, and was entitled to receive cash consideration of $75,000 for such service.

In the 2025 Fiscal Year, members of the Audit Committee, Nominating/Corporate Governance Committee, Compensation Committee and Corporate Social Responsibility Committee were each entitled to receive an additional $10,000 for serving on such committees. Additionally, the Chairman of the Audit Committee was entitled to receive $35,000 for serving in this role and the Chairman of the Compensation Committee was entitled to receive an additional $15,000. We reimburse our directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity, in accordance with our business expense reimbursement guidelines.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of March 27, 2026 (unless otherwise indicated) with respect to the beneficial ownership of our Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock. A person is deemed to be a beneficial owner of any securities that such person has the right to acquire within 60 days.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
BlackRock Inc. 50 Hudson Yards New York, NY 10001	10,792,222	14.78	%(2)
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	8,241,420	11.28	%(3)
FMR LLC 245 Summer Street Boston, MA 02210	8,025,845	10.99	%(4)

(1)	Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-K and Rule 13d-3 of the Exchange Act and based upon 73,040,340 shares of Common Stock outstanding (excluding treasury shares) as of March 27, 2026.
(2)	Based solely on a Statement on Schedule 13G/A filed with the SEC on April 30, 2025 by BlackRock, Inc. (“BlackRock”), BlackRock has, in its capacity as parent holding company, as of March 31, 2025, sole voting power with respect to 10,707,547 of such shares and sole dispositive power with respect to 10,792,222 of such shares.
(3)	Based solely on a Statement on Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”), Vanguard had, as of December 29, 2023, shared voting power with respect to 138,409 of such shares, sole dispositive power with respect to 8,026,950 of such shares and shared dispositive power with respect to 214,470 of such shares. Vanguard subsequently reported on a Statement on Schedule 13G/A filed on March 27, 2026, that due to an internal realignment it no longer has, or is deemed to have, any beneficial ownership over our Common Stock beneficially owned by various Vanguard subsidiaries and/or business divisions. Vanguard also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with Vanguard, will report beneficial ownership separately (on a disaggregated basis).
(4)	Based solely on a Statement on Schedule 13G/A filed with the SEC on February 5, 2026 by FMR LLC and Abigail P. Johnson, as of December 31, 2025, FMR LLC and Abigail P. Johnson are the beneficial owners of 8,025,845 shares of Common Stock. FMR LLC has sole voting power with respect to 8,004,680 of such shares and sole dispositive power with respect to 8,025,845 of such shares, and Abigail P. Johnson has sole dispositive power with respect to 8,025,845 of such shares.

Security Ownership of Directors and Executive Officers

The following table sets forth information as of March 27, 2026 (unless otherwise indicated) with respect to the beneficial ownership of Common Stock held by (a) each current director and nominee; (b) our Named Executive Officers; and (c) all current directors and executive officers as a group. A person is deemed to be a beneficial owner of any securities that such person has the right to acquire within 60 days. Each director and executive officer has sole voting power and sole dispositive power with respect to all shares beneficially owned by him or her.

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Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class
Edward R. Rosenfeld	1,057,330	1.45	%(3)
Peter A. Davis	5,717	*	(4)
Al Ferrara	27,151	*	(5)
Karla Frieders	82,391	*	(6)
Lisa Keith	25,730	*	(7)
Mitchell S. Klipper	33,509	*	(8)
Maria Teresa Kumar	9,260	*	(9)
Rose Peabody Lynch	26,163	*	(10)
Zine Mazouzi	65,922	*	(11)
Peter Migliorini	17,866	*	(12)
Arian Simone Reed	8,705	*	(13)
Ravi Sachdev	84,089	*	(14)
Amelia Newton Varela	219,632	*	(15)
All Current Directors and Executive Officers as a Group (13 persons)	1,616,274	2.21	%(16)

*Indicates beneficial ownership of less than 1%.

(1)	The address for each of the individuals named above is c/o Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.
(2)	Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-K and Rule 13d-3 of the Exchange Act and based upon 73,040,340 shares of Common Stock outstanding (excluding treasury shares) as of March 27, 2026.
(3)	Mr. Rosenfeld’s beneficial ownership consists of (i) 342,126 shares of restricted Common Stock; (ii) 481,204 shares of Common Stock held by Mr. Rosenfeld without restriction, and (iii) 234,000 shares of Common Stock held by the Rosenfeld 2021 Family Trust (the “Trust”). The Trust is for the benefit of Mr. Rosenfeld’s spouse and children and his spouse is the sole trustee. Mr. Rosenfeld disclaims beneficial ownership of the Common Stock held by the Trust.
(4)	Mr. Davis’ beneficial ownership consists of (i) 4,860 shares of restricted Common Stock and (ii) 857 shares of Common Stock held by Mr. Davis without restriction.
(5)	Mr. Ferrara’s beneficial ownership consists of (i) 4,860 shares of restricted Common Stock and (ii) 22,291 shares of Common Stock held by Mr. Ferrara without restriction.
(6)	Ms. Frieders voluntarily resigned from her position as an executive effective June 30, 2025. At the time of her resignation, Ms. Frieders’ beneficial ownership consisted of (i) 25,781 shares of restricted Common Stock and (ii) 56,610 shares of Common Stock held by Ms. Frieders without restriction. As of March 27, 2026, Ms. Frieders did not hold any shares of restricted Common Stock. All shares of restricted Common Stock which were unvested were cancelled in accordance with the terms of the 2019 Plan upon resignation.
(7)	Ms. Keith’s beneficial ownership consists of (i) 15,288 shares of restricted Common Stock and (ii) 10,442 shares of Common Stock held by Ms. Keith without restriction.
(8)	Mr. Klipper’s beneficial ownership consists of (i) 4,860 shares of restricted Common Stock and (ii) 28,649 shares of Common Stock held by Mr. Klipper without restriction.
(9)	Ms. Kumar’s beneficial ownership consists of (i) 4,860 shares of restricted Common Stock and (ii) 4,400 shares of Common Stock held by Ms. Kumar without restriction.
(10)	Ms. Lynch’s beneficial ownership consists of (i) 4,860 shares of restricted Common Stock and (ii) 21,303 shares of Common Stock held by Ms. Lynch without restriction.
(11)	Mr. Mazouzi’s beneficial ownership consists of (i) 40,918 shares of restricted Common Stock and (ii) 25,004 shares of Common Stock held by Mr. Mazouzi without restriction.
(12)	Mr. Migliorini’s beneficial ownership consists of (i) 4,860 shares of restricted Common Stock and (ii) 13,006 shares of Common Stock held by Mr. Migliorini without restriction.
(13)	Ms. Reed’s beneficial ownership consists of (i) 4,860 shares of restricted Common Stock and (ii) 3,845 shares of Common Stock held by Ms. Reed without restriction.
(14)	Mr. Sachdev’s beneficial ownership consists of (i) 4,860 shares of restricted Common Stock and (ii) 79,229 shares of Common Stock held by Mr. Sachdev without restriction.

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(15)	Ms. Varela’s beneficial ownership consists of (i) 57,424 shares of restricted Common Stock and (ii) 162,208 shares of Common Stock held by Ms. Varela without restriction.
(16)	Includes, in the aggregate, (i) 529,836 shares of restricted Common Stock, (ii) 852,438 shares of Common Stock held by such beneficial owners, and (iii) 234,000 shares of Common Stock held indirectly by the Trust.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. Based solely on our review of the copies of Forms 3 and 4 (and any amendments) filed with the SEC and the written representations of our Directors and executive officers, we believe that during fiscal year 2025 our Directors and executive officers complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis describes the overall principles, objectives and specific features of our executive compensation program, primarily focused on the executive compensation program’s application to our Chief Executive Officer and our other executive officers included in the Summary Compensation Table for the Fiscal Year 2025, whom we refer to collectively in this Proxy Statement as the “Named Executive Officers” or “NEOs.”

In developing and evaluating our executive compensation program, the Compensation Committee reviews our total stockholder return and annual financial results for prior years and the extent to which those indicia correlate with executive compensation.

As part of our cash deployment strategy to drive stockholder value and enhance stockholder returns, our Board of Directors approved four quarterly cash dividends on outstanding Common Stock during 2025. We paid a quarterly cash dividend of $0.21 per share on each of March 21, 2025, June 20, 2025, September 23, 2025, and December 26, 2025, returning a total of $61.0 million to stockholders during the period in the form of dividends. We also repurchased 576,571 shares of our Common Stock for approximately $23.1 million during 2025, which consisted of shares acquired in connection with the settlement of vested restricted stock to satisfy tax-withholding and/or option cost obligations applicable to stock-based compensation awards. Since fiscal year 2015, the Company has returned approximately $1.5 billion to stockholders in the form of share repurchases and dividends, demonstrating our commitment to creating stockholder value.

Total revenue for the 2025 Fiscal Year increased by 11.0% to $2.5 billion from $2.3 billion in the year ended December 31, 2024. Net income attributable to the Company was $44.7 million, or $0.63 per diluted share, for the 2025 Fiscal Year as compared to net income of $169.4 million, or $2.35 per diluted share, for the year ended December 31, 2024. On an adjusted basis, net income attributable to the Company was $120.9 million, or $1.70 per diluted share, for the 2025 Fiscal Year as compared to adjusted net income of $192.4 million, or $2.67 per diluted share, for the year ended December 31, 2024.

The preceding discussion includes financial measures that are adjusted from the corresponding GAAP financial measures. We include a reconciliation of these adjusted financial measures to the corresponding GAAP financial measures in Annex A to this Proxy Statement.

Our financial and stock performance in the 2025 Fiscal Year informed our decisions regarding the bonuses paid to our Named Executive Officers. Because our general practice is to award bonuses and grant equity based on Named Executive Officer performance for the preceding year, we believe that we are able to maintain relative alignment between pay and performance.

Compensation Objectives and Strategy

Our executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure our continued growth and profitability and to reward them for their performance, our performance, and the creation of long-term value for our stockholders. The primary objectives of the program are to:

●	align rewards with performance that creates stockholder value;
●	support our strong team orientation;
●	encourage high-potential team players to build a career at the Company; and
●	provide rewards that are cost-efficient, competitive with other similarly positioned organizations and fair to employees and stockholders.

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The Compensation Committee of the Board of Directors approves and administers our executive compensation program. Working with management and outside advisors, the Compensation Committee has developed a compensation and benefits strategy that rewards performance and reinforces a culture that the Compensation Committee believes will drive long-term success and value creation.

The compensation program rewards team accomplishments while promoting individual accountability. The executive officer compensation program depends in significant measure on our results, but business unit results and individual accomplishments are also very important factors in determining each executive’s compensation. We have a robust planning and goal-setting process that is fully integrated into the compensation system, enhancing a strong relationship among individual efforts, Company results and financial rewards.

We place a major portion of total compensation at risk through annual and long-term incentives. However, we may also pay discretionary bonuses to the Named Executive Officers based on their performance during the preceding year. We designed the combination of incentives to balance annual operating objectives and Company earnings performance with longer-term stockholder value creation.

To implement our primary objectives, we seek to provide competitive compensation that is commensurate with performance. We target compensation at the median of the market, as discussed below under “Pay Levels and Benchmarking,” and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when we do not fully achieve goals and greater-than-median awards when we exceed goals.

We believe that there is great value to the Company in having a team of long-tenured, seasoned managers and seek to promote a long-term commitment from our senior executives. We have designed our team-focused culture and management processes to foster this commitment. In addition, restricted Common Stock awards that we granted to Named Executive Officers in the 2025 Fiscal Year reinforce this long-term orientation with annual vesting over four to five years.

Role of the Compensation Committee

General. The Compensation Committee provides overall guidance for our executive compensation policies and determines the amounts and elements of compensation for our executive officers and outside directors. The Compensation Committee currently consists of three members of the Board of Directors, Ms. Lynch and Messrs. Davis and Migliorini, each of whom is an independent director under Rule 5605 of The Nasdaq Global Select Market listing standards and a “non-employee director” as defined under the SEC’s rules.

When considering decisions concerning the compensation of executives, other than the Chief Executive Officer, the Compensation Committee asks for the recommendations of the Chief Executive Officer, including his detailed evaluation of each executive’s performance.

In accordance with the Compensation Committee Charter, the Compensation Committee may form and delegate authority to subcommittees when appropriate. Additionally, the Compensation Committee may delegate its authority to the Company’s officers with respect to the compensation of employees who are not officers of the Company for purposes of Section 16 of the Exchange Act when appropriate.

Use of Outside Advisors. In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of an independent compensation consulting firm. The Compensation Committee has retained the services of Arthur J. Gallagher & Co.’s Human Resources & Compensation Consulting Practice (“Gallagher”) since 2005 to assist with its review of the compensation packages and employment agreements of the Chief Executive Officer and other executive officers. In 2025, Gallagher worked with the Compensation Committee to assess the reasonableness of grants of restricted Common Stock to our Named Executive Officers as compared with comparable positions in the peer group that we list below. Gallagher also worked with the Compensation Committee to establish a bonus pool and individual allocations from the pool for 2025. We based executive compensation for the Named Executive Officers on employment agreements with pay structures and levels that we set with reference to competitive market studies that Gallagher performed just prior to the consummation of the agreements. Gallagher completed position-specific competitive market studies when we approved the grants of restricted Common Stock to Mr. Rosenfeld, Ms. Varela, Mr. Mazouzi, Ms. Keith and Ms. Frieders in the 2025 Fiscal Year. Gallagher provides only executive compensation consulting services and works with management only at the behest of the Compensation Committee.

The Compensation Committee retains Gallagher directly, although in carrying out assignments for the Company, Gallagher also interacts with our management, when necessary and appropriate, to obtain compensation and performance data for the Company and our executives. In addition, Gallagher may, in its discretion, seek input and feedback from management regarding its consulting work product for the Compensation Committee to confirm alignment with our business strategy and identify data questions or other similar issues, if any, prior to completion of a project for the Compensation Committee.

Independence of Outside Advisors. The Compensation Committee has the sole authority to retain, terminate, approve the fees and set the terms of our relationship with any outside compensation advisors who assist the Committee in carrying out its responsibilities. It may select or receive advice from any compensation consultant or other advisor only after taking into consideration all factors relevant to the consultant’s independence from management, including the factors set forth in Nasdaq rules and in the Compensation Committee Charter. Independence factors that the Compensation Committee should consider under its charter include: (a) any other services that the consultant provides to the Company, (b) any business or personal relationships the consultant has with a committee member or an executive officer of the Company, and (c) whether the consultant has any policies in place to prevent conflicts of interest.

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Accordingly, the Compensation Committee reviews annually its relationship with Gallagher to ensure Gallagher’s independence on executive compensation matters. Prior to selecting and receiving advice from Gallagher with respect to executive compensation in the 2025 Fiscal Year, the Compensation Committee reviewed Gallagher’s independence and that of Gallagher’s individual representatives who served as the Committee’s advisors. The Compensation Committee determined that no conflicts of interest exist between the Company and Gallagher or its representatives. In reaching such determination, the Compensation Committee considered, among other things, the following factors: (i) that Gallagher provides no services to the Company other than executive compensation consulting services; (ii) the fees we paid to Gallagher as a percentage of Gallagher’s total revenue; (iii) the representations by Gallagher as to its policies and procedures that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual representatives of Gallagher who advised the Compensation Committee and any member of the Compensation Committee; and (v) any business or personal relationships between our executive officers and Gallagher or its individual representatives.

Consideration of 2025 Stockholder Say-on-Pay Vote. At our 2025 Annual Meeting of Stockholders, our stockholders overwhelmingly approved, on an advisory basis, the compensation of our Named Executive Officers (over 98% of votes cast). This continues the string of 93% or higher approvals that began with the initial say-on-pay vote in 2011. The Compensation Committee believes this level of stockholder support reflects a very strong endorsement of our compensation policies and decisions. The Compensation Committee has considered the results of this advisory vote on executive compensation in determining our compensation policies and decisions for 2026 and has determined that these policies and decisions are appropriate and in our best interests and those of our stockholders at this time.

Compensation Structure

Pay Elements - Overview

We use four main components of compensation:

●	base salary;
●	annual performance-based cash bonuses;
●	long-term equity incentives (consisting of restricted stock, and, in certain cases, performance shares); and
●	other benefits and perquisites.

Pay Elements - Details

Base Salary. We paid base salaries to each of the Named Executive Officers to provide them with fixed pay commensurate with the Named Executive Officer’s role and responsibilities, experience, expertise, and individual performance. As we describe more fully in the section of this Proxy Statement captioned “Employment Arrangements,” during 2025, we had employment agreements with each of the Named Executive Officers that specified their base salary levels for 2025. The Compensation Committee, as constituted at the time the parties entered into the employment agreements or any amendments to those agreements, reviewed and approved the salary that each such agreement or amendment established. The Compensation Committee considered each employee’s salary history, value in our competitive market, and performance (including at the Company and previous employment).

Mr. Rosenfeld’s annual base salary for 2025 was set pursuant to his employment agreement at $1,171,954. Under Mr. Rosenfeld’s employment agreement entered into in 2024, the Board of Directors or a committee thereof will review his annual base salary for potential increase (but not decrease), but he is not guaranteed future increases. Ms. Varela’s annual base salary for 2025 was set pursuant to her employment agreement at $825,000. Mr. Mazouzi’s annual base salary for 2025 was set pursuant to his employment agreement at $700,000. Ms. Keith’s annual base salary for 2025 was set pursuant to her employment agreement at an annual rate of $425,000 through January 31, 2025, and at an annual rate of $450,000 from February 1, 2025 through the remainder of the year. Ms. Frieders’ annual base salary for 2025 was set pursuant to her employment agreement at $590,000. Effective May 1, 2025, Mr. Rosenfeld accepted a 10% reduction of his base salary, and Mr. Mazouzi, Ms. Varela and Ms. Frieders each accepted a 5% reduction of their base salaries, due to the Company’s heightened focus on managing expenses as a result of the implementation of new tariffs on U.S. imports and their impact on the Company. Effective January 1, 2026, the Company resumed paying Mr. Rosenfeld, Mr. Mazouzi and Ms. Varela their full base salaries.

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Please see the section of this Proxy Statement captioned “Summary Compensation Table for the Fiscal Year 2025” and “Employment Arrangements” for a more detailed description of the employment agreements and compensation of the Named Executive Officers. The 2024 salaries and 2025 salary increases, if any, for our Named Executive Officers, as reflected in the following table, are generally consistent with those of other management employees.

Named Executive Officer	2025 Salary		2024 Salary
Edward R. Rosenfeld	$1,171,954		$1,171,954
Amelia Newton Varela	$825,000		$800,000
Zine Mazouzi	$700,000		$675,000
Lisa Keith	$450,000	(1)	$425,000	(1)
Karla Frieders	$295,000	(2)	$590,000

(1)	Ms. Keith’s salary changes were effective on February 1 pursuant to her employment agreement.
(2)	Ms. Frieders’ salary shown in the table is less than her annual rate of $590,000 due to her voluntary resignation effective June 30, 2025.

Annual Performance-based Cash Bonus. The respective employment agreements for our Named Executive Officers establish the structures for their annual performance-based cash bonuses, if any. The Compensation Committee reviewed and approved the bonus provisions fixed in each such employment agreement at the time the parties entered into such agreements and any amendments to those agreements. Such bonus provisions generally provide for variable or discretionary bonuses that the Committee designed to reward attainment of business goals that create stockholder value.

Mr. Rosenfeld’s employment agreement, as in effect for 2025, makes him eligible to receive an annual performance-based cash bonus to be determined by the Compensation Committee in its sole discretion. In making the determination of Mr. Rosenfeld’s performance-based cash bonus, the Compensation Committee reviews various performance metrics with greatest emphasis on the Company’s earnings performance in relation to the plan.

Ms. Varela’s employment agreement, as in effect for 2025, entitled her to receive an annual performance-based cash bonus for Fiscal Year 2025, determined based on the Company’s actual earnings before interest and taxes, also referred to as the Company’s actual income from operations (“EBIT”) for each year in accordance with the following schedule:

EBIT	Bonus as % of Salary
Maximum (130% of Plan)	80%
Target (100% of Plan)	50%
Threshold (90% of Plan)	30%

Mr. Mazouzi’s employment agreement entitles him to receive annual performance-based cash bonuses for Fiscal Years 2025 and 2026, determined based on the Company’s actual diluted earnings per share, which we also refer to as diluted income per share (“EPS”), for each year in accordance with the following schedule:

Diluted EPS	Bonus as % of Salary
Maximum (130% of Plan)	90%
Target (100% of Plan)	60%
Threshold (90% of Plan)	40%

Ms. Keith’s employment agreement entitles her to receive annual performance-based cash bonuses for Fiscal Years 2025 and 2026 in amounts to be determined by the Company in its absolute discretion. In making the determination of Ms. Keith’s performance-based cash bonus, 50% is based on the Company’s earnings performance in relation to the plan and the remaining 50% is based on the Company’s assessment of her leadership over the legal department.

Ms. Frieders’ employment agreement in effect for 2025 entitled her to receive an annual performance-based cash bonus for Fiscal Year 2025 in an amount to be determined by the Company in its absolute discretion.

As provided in the Steven Madden, Ltd. 2019 Incentive Compensation Plan, the maximum payment that we may make to an individual under any performance-based cash award during any fiscal year and subject to the attainment of specified performance goals is $10,000,000. The Compensation Committee may, in its sole discretion, elect to pay an individual an amount that is less than the individual’s target award regardless of the degree of attainment of the performance goals.

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Taking into account Gallagher’s recommendations based on comparisons with our peer group companies, including target annual incentive compensation (which we discuss below under “Pay Levels and Benchmarking”) and the individual performance of our Named Executive Officers, our adjusted EBIT and our adjusted diluted EPS (which were both below the threshold levels for bonuses for Ms. Varela and Mr. Mazouzi), the Compensation Committee approved the following cash payments based on performance during Fiscal Year 2025:

Named Executive Officer	2025 Annual Performance- Based Cash Bonus
Edward R. Rosenfeld	$—
Amelia Newton Varela	$—
Zine Mazouzi	$—
Lisa Keith	$56,250
Karla Frieders	$—

Adjusted EBIT and adjusted diluted EPS represent financial measures that are adjusted from the corresponding GAAP financial measures. We include the results for those performance measures and a reconciliation of the adjusted financial measures to the corresponding GAAP financial measures in Annex A to this Proxy Statement.

In Fiscal Year 2025, we established a bonus pool equal to 6.0% of our net income out of which any bonuses earned by our Named Executive Officers and other key executives would be paid. The bonus pool, based on net income of

$44.7 million for Fiscal Year 2025, was approximately $2.7 million.

Long-term Equity Incentives. Management and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interest of the executive officers and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering our compensation program. In Fiscal Year 2025, the Compensation Committee continued its practice in recent years of granting equity incentives in the form of restricted stock, which the Compensation Committee believes provides both substantial incentive and retention characteristics. The Committee also awarded Mr. Rosenfeld a grant of performance shares under the terms of his employment agreement. The Committee designed these awards to emphasize preserving stockholder value generated in recent years while providing significant incentives for continuing growth in stockholder value.

We determined the amounts of the equity-based awards that we granted to our Named Executive Officers in the Fiscal Year 2025 based on the Committee’s evaluation of our performance during Fiscal Year 2025, Gallagher’s recommendations based on comparisons with our peer group companies, including target incentive compensation (which we discuss below under “Pay Levels and Benchmarking”), the individual performance of the Named Executive Officers and the terms of their individual employment agreements. On March 15, 2025, we made a grant of 134,387 shares of restricted Common Stock to Mr. Rosenfeld, a grant of 9,881 shares of restricted Common Stock to Mr. Mazouzi, a grant of 9,881 shares of restricted Common Stock to Ms. Varela, a grant of 1,976 shares of restricted Common Stock to Ms. Keith and a grant of 3,953 shares of restricted Common Stock to Ms. Frieders. Each of those grants vests 20% per year over five years commencing on the first anniversary of the grant date; Ms. Frieders’ grant was forfeited upon her resignation. In addition, under the terms of his employment agreement, in 2025, Mr. Rosenfeld received a grant of 142,292 performance shares with a grant date fair value of approximately $3,600,000 that is eligible to be earned over the three-year performance period from 2025-2027. This performance grant was based on the Company’s average annual return on capital over such performance period compared to the average annual return on capital of a predetermined peer group. The peer group initially selected by the Committee for Mr. Rosenfeld’s performance shares for 2025 was as follows:

Boot Barn Holdings, Inc. (NYSE:BOOT)	G-III Apparel Group, Ltd. (NasdaqGS:GIII)	Shoe Carnival, Inc. (NasdaqGS:SCVL)
Caleres, Inc. (NYSE:CAL)	Genesco Inc. (NYSE:GCO)	Skechers U.S.A., Inc. (NYSE:SKX)
Crocs, Inc. (NasdaqGS:CROX)	Guess?, Inc. (NYSE:GES)	The Buckle, Inc. (NYSE:BKE)
Deckers Outdoor Corporation (NYSE:DECK)	Lands’ End, Inc. (NasdaqCM:LE)	The Children’s Place, Inc. (NasdaqGS:PLCE)
Designer Brands Inc. (NYSE:DBI)	Movado Group, Inc. (NYSE:MOV)	Wolverine World Wide, Inc. (NYSE:WWW)
Columbia Sportswear Co. (NasdaqGS:COLM)	Oxford Industries, Inc. (NYSE:OXM)	Zumiez Inc. (NasdaqGS:ZUMZ)
Kontoor Brands Inc. (NYSE: KTB)

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See “Employment Arrangements” below for a further discussion of the equity-based awards we made to our Named Executive Officers.

The Committee intends to continue to review the types of equity awards we grant to achieve appropriate incentives for both performance and retention. During Fiscal Year 2022, the Committee adopted an equity grant practice of using March 15 as the fixed, annual grant date for future equity grants relating to performance in the prior fiscal year.

Other Benefits and Perquisites. Our executive compensation program also includes other benefits and perquisites that may vary among individual executive officers. These benefits and perquisites include annual matching contributions to executive officers’ 401(k) plan accounts and automobile allowances. The Compensation Committee annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, our performance and the executive’s responsibilities and performance. The Compensation Committee has approved these other benefits and perquisites as a reasonable component of our executive officer compensation program. Please see the section of this Proxy Statement captioned “Summary Compensation Table for the Fiscal Year 2025” and, specifically, the column entitled “All Other Compensation” and the corresponding footnotes.

Pay Mix

We use the particular elements of compensation that we described above because we believe that doing so provides a well-proportioned mix of secure compensation, retention value and at-risk compensation, which produces short-term and long-term performance incentives and rewards. By following this approach, we seek to motivate the executives to focus on business metrics and other variables within their particular sector that will increase sales and margins while lowering costs, thereby producing a high level of short-term and long-term performance for the Company and long-term wealth creation for the executives, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics that we used for the annual performance bonuses and our long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term stock performance.

For the Named Executive Officers, we have weighted the mix of compensation heavily towards at-risk pay (annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance.

Pay Levels and Benchmarking

We determine pay levels for our executives based on several factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in our competitive market for similar positions, and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for the Named Executive Officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

The Compensation Committee assesses the “competitive market” for compensation using several sources. The primary data source that the Committee used in setting competitive market levels for the Named Executive Officers is the information publicly disclosed by a peer group of the Company, which the Committee reviews annually and may change from year to year. For the 2025 Fiscal Year, the Compensation Committee reviewed executive compensation and compensation design for the purpose of assessing bonus awards in early 2026 in the context of overall compensation and in relation to the following peer companies:

Abercrombie & Fitch Co. (NYSE:ANF)	Deckers Outdoor Corporation (NYSE:DECK)	Movado Group, Inc. (NYSE:MOV)
American Eagle Outfitters, Inc. (NYSE:AEO)	Designer Brands Inc. (NYSE:DBI)	Oxford Industries, Inc. (NYSE:OXM)
Boot Barn Holdings, Inc. (NYSE:BOOT)	Fossil Group, Inc. (NASDAQGS:FOSL)	Shoe Carnival, Inc. (NASDAQGS:SCVL)
Caleres, Inc. (NYSE:CAL)	Genesco Inc. (NYSE:GCO)	The Buckle, Inc. (NYSE:BKE)
Carter’s, Inc. (NYSE:CRI)	G-III Apparel Group, Ltd. (NASDAQGS:GIII)	Under Armour, Inc. (NYSE:UAA)
Columbia Sportswear Company (NASDAQGS:COLM)	Kontoor Brands, Inc. (NYSE:KTB)	Wolverine World Wide, Inc. (NYSE:WWW)
Crocs, Inc. (NASDAQGS:CROX)	Lands’ End, Inc. (NASDAQCM:LE)	Zumiez Inc. (NASDAQGS:ZUMZ)

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The market capitalization and trailing twelve months revenue of the Company and each peer company follows:

Company	Market Cap(1)	TTM Revenue(2)
Steven Madden, Ltd.	$3.0	$2.53
Abercrombie & Fitch Co.	$5.8	$5.27
American Eagle Outfitters, Inc.	$4.5	$5.50
Boot Barn Holdings, Inc.	$5.4	$2.17
Caleres, Inc.	$0.4	$2.70
Carter’s, Inc.	$1.2	$2.90
Columbia Sportswear Company	$3.0	$3.40
Crocs, Inc.	$4.4	$4.04
Deckers Outdoor Corporation	$15.1	$5.37
Designer Brands Inc.	$0.4	$2.89
Fossil Group, Inc.	$0.2	$1.07
Genesco Inc.	$0.3	$2.44
G-III Apparel Group, Ltd.	$1.2	$3.03
Kontoor Brands, Inc.	$3.4	$3.15
Lands’ End, Inc.	$0.4	$1.31
Movado Group, Inc.	$0.5	$0.66
Oxford Industries, Inc.	$0.5	$1.49
Shoe Carnival, Inc.	$0.5	$1.14
The Buckle, Inc.	$2.7	$1.28
Under Armour, Inc.	$2.1	$4.98
Wolverine World Wide, Inc.	$1.5	$1.87
Zumiez Inc.	$0.4	$0.92

(1)	Market capitalization is as of December 31, 2025 as reflected in a report prepared by Gallagher, and is stated in billions.
(2)	TTM is the last four quarters of publicly reported revenue as of the Compensation Committee’s review of executive compensation in early 2026 and is stated in billions.

After consideration of data on external competitive levels of compensation and internal needs, the Compensation Committee makes decisions regarding the Named Executive Officers’ target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team. Relative to the competitive market data, the Compensation Committee generally intends that the base salary and target incentive compensation, including both cash bonuses and equity-based compensation, for each Named Executive Officer will be at the median of the competitive market.

As noted above, despite our overall pay positioning objectives, pay opportunities for specific individuals vary based on factors such as scope of duties, tenure, institutional knowledge and difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

Compensation Committee Discretion

The Compensation Committee has complete discretion whether to make cash performance bonuses or equity-based incentive awards, with the exception of any such payouts that are to be made pursuant to contractual commitments. We describe factors to consider in making such awards under “Annual Performance-Based Cash Bonuses” and “Long-term Equity Incentives” above.

Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the following disclosure provides the relationship of the total annual compensation of our median-paid employee to the total annual compensation of our Chief Executive Officer, Mr. Rosenfeld.

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The table below sets forth the total annual compensation for Mr. Rosenfeld and our median-paid employee, who is a Part-Time Retail Sales Associate, and the ratio between the two.

Median-paid employee annual total compensation	$15,611
Mr. Rosenfeld annual total compensation	$8,164,373
Ratio of Chief Executive Officer to median-paid employee compensation	$ 523:1

We determined our median-paid employee as of December 31, 2025, which date was within the last three months of the 2025 Fiscal Year, as permitted by the pay ratio rule under the Dodd-Frank Act. In determining our median-paid employee, we applied the “de minimis” exemption under the rule, which allows for the exemption of 5% or less of our total global workforce in jurisdictions outside of the U.S.

Our total global workforce as of December 31, 2025 was 6,375 employees. In applying the exemption, we excluded all employees in Taiwan, 47 employees, Australia, 45 employees, Malaysia, 43 employees, Colombia, 35 employees, Ecuador, 30 employees, Kuwait, 21 employees, Qatar, 19 employees, Serbia, 12 employees, Singapore, 12 employees, Bahrain, 8 employees, Oman, 8 employees, Panama, 6 employees, Croatia, 5 employees, and Bosnia, 5 employees. The total amounted to 296 employees, which was less than 5% of our total global workforce. We did not exclude any employees who joined the Company during the 2025 Fiscal Year as the result of a business combination. To identify our median-paid employee, we used payroll data consisting of salary, hourly wage, overtime wage, bonus, commissions, vesting of equity awards and any similar payroll items for all of our employees included in the calculation.

For purposes of determining the ratio, we determined our median-paid employee’s annual total compensation for the 2025 Fiscal Year using the same method required for calculating our Chief Executive Officer’s (and other Named Executive Officers’) total annual compensation for purposes of the Summary Compensation Table for the Fiscal Year 2025.

We believe that the ratio stated above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. It is based on the methodologies, assumptions and estimates described above and is not necessarily comparable to the ratios reported by other companies.

Risk Assessment

Bonus payments to executives are either based on the discretion of the Compensation Committee or are tied to growth in various indicators of financial performance, such as EBIT or diluted earnings per share. We have established long-term incentives in the form of time-vested restricted stock that generally vests over four or five years and, in certain cases, performance-based equity awards. We believe these forms of compensation have proved effective in rewarding performance while not encouraging inappropriate risk-taking.

The Compensation Committee undertook to review and evaluate our executive and company-wide compensation program and plans to assess whether any aspect of the program and these plans would encourage inappropriate risk-taking by our executives and non-executive employees that could have a material adverse effect on the Company and to confirm that we have adequate risk management controls in place to ensure that executive and company-wide compensation is reasonable and achieves its intended incentive without creating unacceptable risk. Based on such review and evaluation, the Compensation Committee believes there is no material risk to the Company that is related to our compensation program for executives and non-executive employees.

This review and evaluation of the risks associated with our compensation program and plans consisted of:

●	identifying those business risks that could be material to the Company and identifying our existing risk management system;
●	reviewing and analyzing our compensation program and plans to identify program and plan features that could potentially encourage or introduce excessive or imprudent risk-taking of a material nature;
●	identifying the business risks that our compensation plan and program features could potentially encourage or create;
●	balancing these business risks against our existing internal control systems designed to manage and mitigate these business risks; and
●	analyzing whether the unmitigated risks, in part or as a whole, are reasonably likely to have a material adverse effect on the Company.

The Committee consulted various persons during the course of the assessment, including our executive officers and senior members of our human resources department. The Compensation Committee engages Gallagher to review our executive and company-wide compensation program and plans and provide advice regarding appropriate levels of incentive.

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The Compensation Committee noted several features of our compensation structure that mitigate risk, including, for example:

●	we use a pay mix that is well-balanced between short-term financial performance and long-term stock performance, consisting of secure compensation in the form of base salary, short-term incentives in the form of potential for cash bonuses, and long-term incentives in the form of time-vested restricted stock that generally vest over four or five years and, in certain cases, performance-based equity awards;
●	in most instances, management or the Compensation Committee retains the discretion to decrease all forms of incentive compensation based on significant individual or Company performance shortfalls;
●	we periodically benchmark our compensation program and plans and target executive and non-executive compensation within the normal limits of the competitive market; and
●	the Compensation Committee provides oversight of our compensation program and plans and compensation philosophy, makes recommendations to the Board with respect to improvements to our compensation program and plans, and is responsible for reviewing and approving executive compensation and administering and awarding incentive, deferred and equity compensation to our senior executives.

In light of the assessment described above, the Compensation Committee concluded that the risks associated with our compensation program and plans (executive and company-wide) are not reasonably likely to have a material adverse effect on the Company.

Implications of Tax and Accounting Matters

As a general matter, the Compensation Committee considers the various tax and accounting implications of compensation vehicles that we employ. Although the Compensation Committee reviews and considers both the accounting and tax effects of various components of compensation, those effects are not a significant factor in the Compensation Committee’s allocation of compensation among the different components.

Compensation paid to certain covered employees, generally including our Named Executive Officers, generally is not deductible to the extent that the compensation exceeds $1 million in any one year for any such covered employee under Code Section 162(m). The Compensation Committee believes that our interests and those of our stockholders are best served by providing competitive levels of compensation, even if not fully deductible, so some of the compensation that we have provided to our Named Executive Officers in the past, and that we provide to our executive officers in the future, may not be deductible under Code Section 162(m).

As more fully described below under the heading “Termination, Change-in-Control and Non-Competition/Non-Solicitation,” with the exception of Ms. Frieders, all of our Named Executive Officers are entitled to receive certain compensation in the event of a termination of employment in connection with a change-in-control event for the Company, which payments may trigger the application of the “golden parachute” provisions of Sections 280G and 4999 of the Code. Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change-in-control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual receiving the excess parachute payment. Excess parachute payments are golden parachute payments that exceed an amount determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements of our Named Executive Officers, our Compensation Committee considers all elements of the cost to the Company of providing such compensation, including the potential impact of Sections 280G and 4999, which, under certain circumstances, may limit the deductibility of executive compensation. However, our Compensation Committee may determine, in its judgment, to authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.

Compensation Committee Interlocks and Insider Participation

During the 2025 Fiscal Year, the following directors served on the Compensation Committee: Peter Migliorini (Chairman), Peter A. Davis and Rose Peabody Lynch. Robert Smith was a member of the Compensation Committee during the 2025 Fiscal Year until his resignation from the Board, effective July 14, 2025. During the 2025 Fiscal Year, no member of the Compensation Committee was an officer or employee of the Company, none of our executive officers served as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our Board or our Compensation Committee, and no member of the Compensation Committee had a relationship with the Company that required disclosure under Item 404 of Regulation S-K.

Clawback Policy

We have adopted a Recovery Policy (the “Clawback Policy”) that is designed to comply with NASDAQ Listing Rule 5608 relating to such policies (with such listing rule itself having been adopted as required by SEC rules adopted pursuant to the Dodd-Frank Act). The Clawback Policy applies to our executive officers, including the Named Executive Officers, and provides for the repayment of certain incentive compensation received over a covered period if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. The covered period under the Clawback Policy is the three full fiscal years prior to the date the Company is required to prepare an accounting restatement. Compensation subject to recovery is the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts.

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Policies and Practices for Granting Certain Equity Awards

We generally grant annual equity-based awards during the first half of our fiscal year, although such timing may change from year to year. Our Compensation Committee also may consider and approve interim or mid-year grants, or grants made on another basis, from time to time based on business needs, changing compensation practices or other factors, in the discretion of our Compensation Committee. Our Compensation Committee does not take into account material nonpublic information in determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Conclusion

The Compensation Committee considers the level and mix of compensation that it finally decides upon as to each executive within the context of both the objective data from our competitive assessment of compensation and performance, as well as the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages for the Named Executive Officers is within the competitive range of practices when compared to the objective comparative data even where subjective factors may have influenced the compensation decisions.

Executive Officers

The following table identifies the executive officers of the Company as of the date of this Proxy Statement, their ages, and positions:

Name	Age	Position
Edward R. Rosenfeld	50	Chairman of the Board and Chief Executive Officer
Amelia Newton Varela	54	President
Zine Mazouzi	54	Chief Financial Officer and Executive Vice President of Operations
Lisa Keith	41	Executive Vice President, General Counsel and Secretary

Edward R. Rosenfeld has served as our Chairman of the Board and Chief Executive Officer since August 2008 and has been a director of the Company since February 2008. Mr. Rosenfeld, who joined our executive management team in May 2005, has more than two decades of experience focused on the retail, apparel and footwear industries and possesses particular knowledge of and experience in the industry that strengthens the Board’s collective qualifications, skills and experience. He has strong leadership skills and an in-depth understanding of the Company and its goals from his positions as the Chairman of the Board and Chief Executive Officer. His background in finance and his analytical skills gained through his years as a Vice President with Peter J. Solomon Company, an investment banking boutique, where he specialized in mergers and acquisitions in the retail, apparel and footwear industries, provide the Board with insight and guidance with respect to, among other things, strategic business development matters. Mr. Rosenfeld served as a director and chairman of the Audit & Risk Management Committee of PVH Corp. (NYSE: PVH), one of the world’s largest apparel companies, from March 2013 until December 2023.

Amelia Newton Varela has served as President of the Company since September 2015 and has been a director since 2016. Prior to this tenure, Ms. Varela was Executive Vice President of Wholesale of the Company since April 2008 and Executive Vice President of Wholesale Footwear of the Company from November 2004 to April 2008. Previously, she was Vice President of Sales for Steve Madden Women’s Wholesale Division from January 2000. Ms. Varela began her career with the Company in 1998 in the role of Account Executive for Steve Madden Women’s Wholesale Division. She graduated from The Fashion Institute of Technology in 1995. Ms. Varela’s over 25 years of experience at the Company provides relevant industry knowledge and expertise, and leadership to the Board.

Zine Mazouzi has been our Chief Financial Officer and Executive Vice President of Operations since January 1, 2024. He has served as our Chief Financial Officer since January 1, 2021 and previously served as our Chief Accounting Officer and Senior Vice President of Finance and Operations from January 2019 until his appointment as our Chief Financial Officer. Prior to joining the Company, he held various senior positions at Sears Holdings, a holding company for department stores, as the Chief Financial Officer of Sears Footwear Group from 2016 to 2017, Head of the Footwear Group from 2017 to 2018 and Head of the Footwear, Home and Jewelry Groups in 2018. Prior to that, he worked at Nine West Group from 1998 to 2015, where he held a number of increasingly senior positions, including Chief Financial Officer from 2014 to 2015. Mr. Mazouzi received a Bachelor’s Degree in Finance and a Master of Business Administration from Iona University.

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Lisa Keith has been our General Counsel since November 2019 and our Corporate Secretary since January 2021. Ms. Keith joined Steve Madden’s Legal Department in May 2017 and previously served as Vice President and Deputy General Counsel. Prior to joining the Company, Ms. Keith was a senior associate at Davis Wright Tremaine LLP, a law firm, where she represented clients in the fashion, technology and luxury goods industries. Ms. Keith began her legal career at Gibson, Dunn & Crutcher LLP, where she practiced in the litigation department. She earned her J.D. from New York University School of Law and her B.A., summa cum laude, from Brandeis University, where she was Phi Beta Kappa.

Please see the section of this Proxy Statement captioned “Proposal One: Election of Directors” for biographical summaries and other information concerning our Chairman of the Board and Chief Executive Officer, Edward R. Rosenfeld, and our President, Amelia Newton Varela, as well as our other director nominees.

Summary Compensation Table for the Fiscal Year 2025

The following table sets forth the compensation information for our Chief Executive Officer, Chief Financial Officer, and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer relating to the fiscal years ended December 31, 2025, 2024 and 2023, respectively. In this Proxy Statement, we refer to this group of people as our “Named Executive Officers” or “NEOs.”

In accordance with applicable SEC rules, the Summary Compensation Table for the Fiscal Year 2025 includes, for a particular fiscal year, only those stock awards made during that fiscal year and not any awards made after year-end even if awarded for services rendered in that year. SEC rules require that such awards be reflected in the year of grant and, as such, awards made after the end of the 2025 Fiscal Year will appear in the Summary Compensation Table for the Fiscal Year 2026 to be included in our proxy statement for our 2027 Annual Meeting of Stockholders.

	Fiscal	Salary		Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total Compensation
Name and Principal Position	Year	($)		($)	($)(1)	($)	($)	($)		($)
Edward R. Rosenfeld	2025	1,135,894	(2)	—	6,999,979	—	—	28,500	(3)	8,164,373
Chief Executive Officer	2024	1,170,220		—	7,000,001	—	880,000	28,350		9,078,571
	2023	1,125,212		—	2,999,991	—	880,000	27,900		5,033,103

Zine Mazouzi	2025	701,538	(2)	—	249,989	—	—	22,004	(4)	973,531
Chief Financial Officer and	2024	672,115		—	1,250,002	—	420,045	22,004		2,364,167
Executive Vice President of Operations	2023	599,038		—	450,023	—	264,000	24,900		1,337,961

Amelia Newton Varela	2025	827,019	(2)	—	249,989	—	—	25,500	(5)	1,102,508
President	2024	799,038		—	249,988	—	407,496	25,350		1,481,872
	2023	774,037		—	1,349,996	—	303,708	24,900		2,452,641

Lisa Keith	2025	463,942		—	49,993	—	56,250	17,610	(6)	587,795
Executive Vice President,	2024	421,827		—	599,997	—	106,250	16,404		1,144,478
General Counsel and Secretary	2023	396,924		100,000	175,011	—	—	5,920		677,855

Karla Frieders	2025	305,098	(2)	—	100,011	—	—	6,102	(8)	411,211
Former Chief Merchandising	2024	590,000		—	99,995	—	—	6,600		696,595
Officer(7)	2023	590,000		—	649,997	—	—	6,600		1,246,597

(1)	The amounts in this column reflect the total grant date fair value of awards granted during the applicable year for the fiscal years ended December 31, 2025, December 31, 2024, and December 31, 2023, respectively, calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8, Note H, and Note I, respectively, to our audited financial statements for the fiscal years ended December 31, 2025, December 31, 2024, and December 2023 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2026, March 3, 2025, and March 4, 2024, respectively. The amount shown for Mr. Rosenfeld for 2025 and 2024 includes grants of performance shares with a fair value based on the probable outcome of the performance goals at the time of grant of $3,599,988 and $3,599,996, respectively. The fair value of Mr. Rosenfeld’s performance shares assuming the highest level of performance is achieved would be $6,659,977 and $6,659,993, respectively.
(2)	Salary amounts reported reflect the actual amount paid to each NEO for the fiscal year, which may be slightly higher or lower than the NEO’s annual salary rate in effect for such fiscal year due to the timing of our payroll cycle. Salary amounts for 2025 also reflect the temporary reductions described elsewhere in this proxy statement.
(3)	Consists of $18,000 automobile allowance and $10,500 in annual matching contributions to Mr. Rosenfeld’s 401(k) plan account.
(4)	Consists of $15,000 automobile allowance and $7,004 in annual matching contributions to Mr. Mazouzi’s 401(k) plan account.
(5)	Consists of $15,000 automobile allowance and $10,500 in annual matching contributions to Ms. Varela’s 401(k) plan account.
(6)	Consists of $12,000 automobile allowance and $5,610 in annual matching contributions to Ms. Keith’s 401(k) plan account.
(7)	Ms. Frieders voluntarily resigned from her position as an executive effective June 30, 2025. Amounts listed in the table above are pro-rated. As of December 31, 2025, Ms. Frieders did not hold any shares of restricted Common Stock. All shares of restricted Common Stock which were unvested were cancelled in accordance with the terms of the 2019 Plan upon her resignation.
(8)	Consists of $6,102 in annual matching contributions to Ms. Frieders’ 401(k) plan account.

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Employment Arrangements

Edward R. Rosenfeld. On February 27, 2024, based on the recommendation of the Compensation Committee, our Board of Directors approved, and on February 27, 2024 we entered into, an employment agreement by and between us and Edward R. Rosenfeld, pursuant to which Mr. Rosenfeld continued to serve as our Chief Executive Officer and executive Chairman of our Board of Directors (the “Rosenfeld Employment Agreement”). The Rosenfeld Employment Agreement replaces Mr. Rosenfeld’s prior employment agreement that we entered into on December 31, 2021.

The term of the Rosenfeld Employment Agreement (the “Term”) commenced on March 1, 2024 and will expire on February 28, 2029, unless sooner terminated in accordance with its terms.

Pursuant to the Rosenfeld Employment Agreement, Mr. Rosenfeld received an annual base salary of $1,171,954 for the period from March 1, 2024 through February 28, 2025, and as of March 1, 2025 and as of each March 1 thereafter during the Term, the Board of Directors or a committee thereof will review the annual base salary for potential increase (but not decrease). Mr. Rosenfeld will also receive a monthly automobile allowance of $1,500 during the Term. Effective on May 1, 2025, Mr. Rosenfeld accepted a 10% reduction of his base salary due to the Company’s heightened focus on managing expenses as a result of the implementation of new tariffs on U.S. imports and their impact on the Company. Effective on January 1, 2026, the Company resumed paying Mr. Rosenfeld his full base salary.

Pursuant to the Rosenfeld Employment Agreement, on March 15, 2025, Mr. Rosenfeld received a grant under the Steven Madden, Ltd. 2019 Incentive Compensation Plan (the “2019 Plan”) of restricted shares of the Company’s Common Stock with a value of $3,400,000 (the “2025 Award”). The 2025 Award vests in five equal annual installments commencing on February 28, 2026. The 2025 Award was approved by the Compensation Committee as part of our long-term equity compensation program and was not part of a multi-year guaranteed equity payment. The Rosenfeld Employment Agreement provides that, on March 15, 2026 and on each March 15 thereafter through the remainder of the Term, Mr. Rosenfeld will be eligible to receive an additional grant of time-vesting restricted stock shares or restricted stock units in an amount to be determined by the Board of Directors or a committee of the Board of Directors, and such grants will be made under the 2019 Plan (contingent on sufficient shares being available for issuance under the 2019 Plan at such time), will have terms and conditions determined by the Board of Directors or a committee of the Board of Directors, and will be subject to an award agreement under the 2019 Plan.

In addition, under the terms of the Rosenfeld Employment Agreement, Mr. Rosenfeld is eligible to receive an annual grant of performance shares in a target amount equal to $3,600,000 (the “Target Shares”) that will be eligible to be earned over a three-year performance period based on the Company’s average annual return on capital over such performance period compared to the average annual return on capital of a predetermined peer group, with such peer group having been approved by the Board of Directors or a committee of the Board of Directors. The performance period for each grant will begin on January 1 of the year in which the grant occurs and will end on December 31 of the second full calendar year following the year in which such grant occurs. The number of performance shares earned will be determined based on the following payout scale (with linear interpolation between performance levels):

Payout Level	Company’s Percentile Relative to Peer Group	% of Target Shares Earned
Maximum	75th or higher	185%
Target	50th	100%
Threshold	25th	50%
Below Threshold	Below 25th	0%

Each of the performance share grants will be subject to approval by the Board of Directors or a committee of the Board of Directors, will be made under the 2019 Plan (contingent on sufficient shares being available in the 2019 Plan reserve) and will be subject to the terms and conditions of a performance share award agreement.

The Rosenfeld Employment Agreement permits the Company to terminate Mr. Rosenfeld’s employment at any time with or without Cause (as defined under the Rosenfeld Employment Agreement), and Mr. Rosenfeld to resign from his employment at any time, with or without Good Reason (also as defined under the Rosenfeld Employment Agreement). In the event that Mr. Rosenfeld’s employment should be terminated by the Company for Cause or by Mr. Rosenfeld’s resignation without Good Reason, Mr. Rosenfeld would be entitled to receive only his accrued and unpaid salary through the date of termination and, in the case of a resignation without Good Reason, the performance shares earned during the prior performance period but not yet paid as of the date of termination.

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In the event that Mr. Rosenfeld’s employment should be terminated by the Company without Cause or by Mr. Rosenfeld’s resignation for Good Reason, Mr. Rosenfeld would be entitled to receive, subject to the execution and non-revocation of a general release of claims by Mr. Rosenfeld, (i) payment of his annual base salary, payable at regular payroll intervals, from the date of termination of employment through the earlier of (a) the date that is twelve months after the date of termination or (b) the remainder of the Term, (ii) if such termination occurs prior to March 15, any accrued and unpaid bonus amounts relating to the prior period, and (iii) a pro rata portion of performance shares earned based on the achievement of the performance goals during the performance period, as well as any performance shares earned during the prior performance period and not yet paid.

If Mr. Rosenfeld’s employment should be terminated by the Company without Cause or by Mr. Rosenfeld’s resignation for Good Reason during the period commencing 90 days prior to a Change of Control (as defined in the Rosenfeld Employment Agreement) and ending 180 days after a Change of Control, Mr. Rosenfeld would be entitled to receive a cash payment in an amount equal to 2.5 times the sum of (i) the annual base salary to which Mr. Rosenfeld was entitled as of the date of such termination plus (ii) the average annual bonus received by him during the preceding three-year period ending on the last previous December 31st.

The Rosenfeld Employment Agreement also contains customary restrictive covenants and other customary provisions.

Zine Mazouzi. On November 10, 2023, we entered into a new employment agreement with Zine Mazouzi (the “2023 Mazouzi Employment Agreement”), which replaced his previous agreement. The term of the 2023 Mazouzi Employment Agreement commenced on January 1, 2024, and will continue for three years through December 31, 2026, unless sooner terminated in accordance with the terms thereof. The 2023 Mazouzi Employment Agreement provides for an annual base salary of $675,000, $700,000, and $725,000 for Fiscal Years 2024, 2025, and 2026, respectively, and a monthly automobile allowance of $1,250 over the term of the agreement. In addition, pursuant to the 2023 Mazouzi Employment Agreement, on December 1, 2023, Mr. Mazouzi was granted 5,147 restricted shares of the Company’s Common Stock, and on January 2, 2024, Mr. Mazouzi was granted 23,641 restricted shares of Common Stock, which vest 20% per year over five years commencing on January 2, 2025. Effective on May 1, 2025, Mr. Mazouzi accepted a 5% reduction of his base salary due to the Company’s heightened focus on managing expenses as a result of the implementation of new tariffs on U.S. imports and their impact on the Company. Effective on January 1, 2026, the Company resumed paying Mr. Mazouzi his full base salary.

The terms of the 2023 Mazouzi Employment Agreement entitle Mr. Mazouzi to receive annual performance-based cash bonuses for Fiscal Years 2024, 2025, and 2026 based on the following schedule:

Diluted EPS	Bonus as % of Salary
Maximum (130% of Plan)	90%
Target (100% of Plan)	60%
Threshold (90% of Plan)	40%

For actual diluted earnings per share (EPS) amounts between the Threshold and Target amounts or between the Target and Maximum amounts, the bonus payable is to be calculated based on a straight-line interpolation between the respective amounts.

Pursuant to the terms of the 2023 Mazouzi Employment Agreement, we may terminate Mr. Mazouzi’s employment for “cause” (as defined in the 2023 Mazouzi Employment Agreement), in which event Mr. Mazouzi would be entitled to receive only his accrued and unpaid base salary through the date of termination. If we terminate Mr. Mazouzi’s employment without cause or Mr. Mazouzi terminates the 2023 Mazouzi Employment Agreement “for good reason” (as defined in the Mazouzi Employment Agreement), Mr. Mazouzi would be entitled to receive, subject to the execution and non-revocation of a general release of claims by Mr. Mazouzi, (i) payment of his annual base salary, payable at regular payroll intervals, from the date of termination of employment through the earlier of (a) the date that is twelve months after the date of termination or (b) the remainder of the term and (ii) if such termination occurs prior to March 15, any accrued and unpaid bonus amounts relating to the prior period. In addition, if we terminate Mr. Mazouzi’s employment without cause or Mr. Mazouzi terminates the 2023 Mazouzi Employment Agreement for good reason during the period commencing 30 days prior to a “Change of Control” (as defined in the Mazouzi Employment Agreement) and ending 180 days following a Change of Control, he will be entitled to receive an amount equal to the lesser of (A) two and one-half times the sum of (i) the annual base salary to which he was entitled as of the date of termination plus (ii) the average cash bonus received by him for the preceding three-year period ending on the last previous December 31 or (B) the maximum amount that is tax deductible to the Company under Section 280G of the Internal Revenue Code of 1986, as amended.

Amelia Newton Varela. On December 21, 2022, we entered into an employment agreement (the “Varela 2022 Agreement”) with Ms. Varela, pursuant to which she continued to serve as our President through December 31, 2025. As previously disclosed, on January 6, 2026, we entered into a new employment agreement with Ms. Varela (the “Varela 2026 Agreement”). The Varela 2022 Agreement provided for an annual base salary of $775,000, $800,000, and $825,000 for Fiscal Years 2023, 2024, and 2025, respectively, and a monthly automobile allowance of $1,250 during the term of the agreement. In addition, on January 3, 2023, pursuant to the Varela 2022 Agreement, Ms. Varela was granted 35,177 restricted shares of the Company’s Common Stock, which vest 25% per year over four years, commencing on January 3, 2024. Effective on May 1, 2025, Ms. Varela accepted a 5% reduction of her base salary due to the Company’s heightened focus on managing expenses as a result of the implementation of new tariffs on U.S. imports and their impact on the Company. Effective on January 1, 2026, the Company resumed paying Ms. Varela her full base salary.

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The terms of the Varela 2022 Agreement also entitled Ms. Varela to receive annual performance-based cash bonuses for Fiscal Years 2023, 2024, and 2025, determined based on the Company’s actual EBIT for each year in accordance with the following schedule:

EBIT	Bonus as % of Salary
Maximum (130% of Plan)	80%
Target (100% of Plan)	50%
Threshold (90% of Plan)	20%

For actual EBIT amounts between the Threshold and Target amounts or between the Target and Maximum amounts, the bonus payable was to be calculated based on a straight-line interpolation between the respective amounts.

If the Varela 2022 Agreement were terminated due to Ms. Varela’s “disability” (as defined in the agreement) or death, we would have been obligated to pay Ms. Varela (or her estate) the amount of accrued and unpaid salary through the date of termination plus any performance-based cash bonus that has accrued for the year prior to termination and is unpaid at the time Ms. Varela’s employment was terminated. We could have terminated the agreement for “cause” (as defined in the Varela 2022 Agreement), in which event she would have been entitled to receive only her accrued and unpaid salary through the date of termination. If we had terminated Ms. Varela’s employment without cause, she would have been entitled to receive payment of her annual base salary, payable at regular payroll intervals, from the date of termination of employment through the remainder of the term plus any performance-based cash bonus that had accrued but not yet been paid. In addition, if we had terminated Ms. Varela’s employment without cause during the period commencing 30 days prior to a “change of control” (as defined in the Varela 2022 Agreement) transaction and ending 180 days after such change of control transaction, she would have been entitled to receive a cash payment in an amount equal to the lesser of (A) two and one-half times the sum of (i) the annual base salary to which she was entitled as of the date of termination of employment plus (ii) the average cash bonus that she received for the preceding three years ending on the last previous December 31 or (B) the maximum amount that is tax deductible to the Company under Section 280G of the Code.

Under the terms of the Varela 2026 Agreement, Ms. Varela will continue to serve as the President of the Company. The Varela 2026 Agreement replaced the Varela 2022 Agreement.

The term of the Varela 2026 Agreement commenced on January 1, 2026 and will continue for a term of three years through December 31, 2028, unless sooner terminated in accordance with the terms thereof. Pursuant to the terms of the Varela 2026 Agreement, Ms. Varela will receive an annual base salary during the term of $825,000 for the calendar year 2026, $850,000 for the calendar year 2027, and $875,000 for the calendar year 2028 and a monthly automobile allowance of $1,250 during each month of the term. In addition, the Varela 2026 Agreement provides that in January 2026, we will grant Ms. Varela the number of restricted shares of our Common Stock determined by dividing $1,100,000 by the closing price of the Common Stock on the grant date. The shares of restricted Common Stock will vest 25% per year for four years commencing on January 2, 2027.

In addition, the terms of the Varela 2026 Agreement entitle Ms. Varela to an annual performance-based cash bonus based on the Company’s total EBIT for each of the fiscal years ended December 31, 2026, 2027 and 2028 based on the following schedule:

EBIT	Bonus as % of Salary
Maximum (130% of Plan)	80%
Target (100% of Plan)	50%
Threshold (90% of Plan)	30%

For EBIT amounts between the Threshold and Target amounts or between the Target and Maximum amounts, the bonus payable shall be calculated based on a straight-line interpolation between the respective amounts.

Pursuant to the terms of the Varela 2026 Agreement, we may terminate Ms. Varela’s employment for Cause (as defined in the Varela 2026 Agreement), in which event Ms. Varela would be entitled to receive only her accrued and unpaid base salary through the date of termination. In the event Ms. Varela’s employment is terminated by us without Cause, Ms. Varela would be entitled to receive payment of her annual base salary, payable at regular payroll intervals, from the date of termination of employment through the earlier of the date that is twelve months after the date of termination or the date the Varela 2026 Agreement would have otherwise terminated but for the involuntary termination, plus, if terminated without Cause before March 15, any performance-based cash bonus that has accrued but has not yet been paid for the calendar year before termination. Payment of such salary continuation and prior year bonus is contingent upon the execution and non-revocation of a general release of claims in our standard form.

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In addition, if Ms. Varela’s employment is terminated by us without Cause during the period commencing 30 days prior to a Change of Control (as defined in the Varela 2026 Agreement) and ending 180 days after such Change of Control, Ms. Varela would be entitled to receive a cash payment in an amount equal to the lesser of (A) two and one-half times (i) the annual base salary to which she was entitled as of the date of termination of employment plus (ii) the average cash bonus that she received for the preceding three years ending on the last previous December 31 or (B) the maximum amount that is deductible to us under Section 280G of the Internal Revenue Code.

Lisa Keith. On January 24, 2024, we entered into an employment agreement with Ms. Keith, as amended on May 6, 2024 (the “Keith 2024 Agreement”) pursuant to which Ms. Keith continues to serve as our Executive Vice President – General Counsel. The Keith 2024 Agreement became effective as of February 1, 2024.

The term of the Keith 2024 Agreement commenced on February 1, 2024 and will continue for a term of three years through January 31, 2027, unless sooner terminated in accordance with the terms thereof. Pursuant to the terms of the Keith 2024 Agreement, Ms. Keith will receive an annual base salary of $425,000, $450,000, and $475,000 for each of the 12-month periods ended January 31, 2025, 2026, and 2027, respectively. In addition, the Keith 2024 Agreement entitles Ms. Keith to an annual performance-based cash bonus for each of the fiscal years ending December 31, 2024, 2025, and 2026 in an amount to be determined by the Company in its absolute discretion, which bonus, if any, will be paid to her on or about March 15 of the year immediately following the year in which it was earned. Ms. Keith also received a grant of 5,833 shares of restricted Common Stock on February 1, 2024, which vest 20% per year over five years commencing on February 1, 2025. The Keith 2024 Agreement also provides for a car allowance of $1,000 per month.

If we terminate Ms. Keith’s employment due to her “disability” (as defined in the Keith 2024 Agreement) or her death, we are obligated to pay her (or her estate) the amount of accrued and unpaid salary through the date of termination of employment. We may terminate Ms. Keith’s employment for “cause” (as defined in the Keith 2024 Agreement), in which event Ms. Keith would be entitled to receive only her accrued and unpaid salary through the date of termination. The Keith 2024 Agreement provides that if we terminate Ms. Keith’s employment without cause, Ms. Keith would be entitled to receive, subject to the execution and non-revocation of a general release of claims by Ms. Keith, (i) payment of her annual base salary, payable at regular payroll intervals, from the date of termination of employment through the earlier of (a) the date that is six months after the date of termination or (b) the remainder of the term and (ii) if such termination occurs prior to March 15, any accrued and unpaid bonus amounts relating to the prior period.

Karla Frieders. As previously disclosed, Ms. Frieders voluntarily resigned from her position as an executive effective June 30, 2025. Prior to her resignation, we were party to an employment agreement with Ms. Frieders (the “Frieders 2023 Agreement”) pursuant to which Ms. Frieders served as our Chief Merchandising Officer. The Frieders 2023 Agreement became effective as of May 1, 2023.

The term of the Frieders 2023 Agreement commenced on May 1, 2023 and continued for a term of three years through April 30, 2025. Pursuant to the terms of the Frieders 2023 Agreement, Ms. Frieders received an annual base salary during the term of $590,000. In addition, the Frieders 2023 Agreement entitled Ms. Frieders to receive annual performance-based cash bonuses for Fiscal Years 2023 and 2024 in amounts determined by the Company in its absolute discretion. Any bonus earned was paid on or about March 15 of the year following the year in which it was earned. In addition, on June 1, 2023, pursuant to the Frieders 2023 Agreement, Ms. Frieders was awarded 21,214 restricted shares of the Company’s Common Stock, which vest in five equal annual installments commencing on June 1, 2024. Effective on May 1, 2025, Ms. Frieders accepted a 5% reduction of her base salary due to the Company’s heightened focus on managing expenses as a result of the implementation of new tariffs on U.S. imports and their impact on the Company.

If we had terminated Ms. Frieders’ employment due to her “disability” (as defined in the Frieders 2023 Agreement) or her death, we would have been obligated to pay her (or her estate) the amount of accrued and unpaid salary through the date of termination of employment. If we had terminated Ms. Frieders’ employment for “cause” (as defined in the Frieders 2023 Agreement), Ms. Frieders would have been entitled to receive only her accrued and unpaid salary through the date of termination. The Frieders 2023 Agreement provided that if we had terminated Ms. Frieders’ employment without cause, Ms. Frieders would have been entitled to receive payment of her annual base salary, payable at regular payroll intervals, from the date of termination of employment through the earlier of (i) the date one year after the date of termination, or (ii) the date that the Frieders 2023 Agreement would have otherwise terminated. Ms. Frieders voluntarily resigned from her position as an executive effective June 30, 2025 and did not receive a severance payment.

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Grants of Plan-Based Awards in the 2025 Fiscal Year

The following table sets forth information concerning awards under our equity and non-equity incentive plans granted to each of the Named Executive Officers in the 2025 Fiscal Year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)
Edward R.	NA	—	$1,000,000	—	—	—	—	—	—	—	—
Rosenfeld	3/15/2025	—	—	—	—	—	—	134,387	—	—	$3,399,991
	3/15/2025	—	—	—	71,146	142,292	263,240	—	—	—	$3,599,988

Zine	NA	$280,000	$420,000	$630,000	—	—	—	—	—	—	$—
Mazouzi	3/15/2025	—	—	—	—	—	—	9,881	—	—	$249,989

Amelia Newton	NA	$247,500	$412,500	$660,000	—	—	—	—	—	—	$—
Varela	3/15/2025	—	—	—	—	—	—	9,881	—	—	$249,989

Lisa Keith	3/15/2025	—	—	—	—	—	—	1,976	—	—	$49,993

Karla Frieders(3)	3/15/2025	—	—	—	—	—	—	3,953	—	—	$100,011

(1)	Consistent with SEC regulations, because there were no thresholds, targets or maximums for the 2025 annual bonus program for these Named Executive Officers, the amounts shown in the target column (other than for Mr. Mazouzi and Ms. Varela) are representative amounts based on 2025 performance. For Mr. Mazouzi and Ms. Varela, the amounts shown are based on the annual bonus amounts set forth in their respective employment agreements. The bonus amounts actually earned for 2025 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for the Fiscal Year 2025 above.
(2)	Amounts represent performance shares granted to Mr. Rosenfeld that will be earned and vested based on our average annual return on capital compared to the average annual return on capital of a designated peer group of companies over the performance period January 1, 2025 through December 31, 2027.
(3)	Ms. Frieders voluntarily resigned from her position as an executive effective June 30, 2025. Amounts listed in the table above are pro-rated. As of December 31, 2025, Ms. Frieders did not hold any shares of restricted Common Stock. All shares of restricted Common Stock which were unvested were cancelled in accordance with the terms of the 2019 Plan upon her resignation.

Plan-Based Awards

On February 25, 2019, upon recommendation of the Compensation Committee, the Board unanimously approved the adoption of the Steven Madden, Ltd. 2019 Incentive Compensation Plan (the “2019 Plan”), and on May 24, 2019, our stockholders approved the adoption of the 2019 Plan. The purpose of the 2019 Plan is to enhance our profitability and value for the benefit of our stockholders by enabling the Company to offer eligible employees, consultants and non-employee directors cash and stock-based incentives to attract, retain and reward such individuals and provide additional incentive for such persons to exert maximum efforts for our success by encouraging stock ownership in the Company. The 2019 Plan serves as a means to strengthen the mutuality of interests between such individuals and our stockholders. All of the equity and non-equity incentive awards granted to our Named Executive Officers in Fiscal Year 2025 were granted under the 2019 Plan.

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Outstanding Equity Awards at End of the 2025 Fiscal Year

The following table sets forth information concerning restricted stock that has not vested and stock awards outstanding for each of the Named Executive Officers as of the end of the 2025 Fiscal Year. No stock options were outstanding for any of the Named Executive Officers as of the end of the 2025 Fiscal Year.

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Edward R. Rosenfeld	331,939	(1)	$13,821,940	361,324	(1)	$15,045,522
Zine Mazouzi	50,427	(2)	$2,099,780	—		$—
Amelia Newton Varela	39,174	(3)	$1,631,205	—		$—
Lisa Keith	18,260	(4)	$760,346	—		$—
Karla Frieders	—	(5)	$—	—		$—

(1)	On March 16, 2020, Mr. Rosenfeld was awarded 108,030 shares of restricted Common Stock, which vest in five equal annual installments commencing on March 1, 2021. On March 15, 2021, Mr. Rosenfeld was awarded 50,569 shares of restricted Common Stock, which vest in five equal annual installments commencing on March 1, 2022. On December 31, 2021, Mr. Rosenfeld was awarded 75,317 shares of restricted Common Stock, which shares vest in five annual installments of 15,063, 15,063, 15,063, 15,064, and 15,064 shares respectively, commencing on December 1, 2022. On February 1, 2022, Mr. Rosenfeld was awarded 60,532 shares of restricted Common Stock, which shares vest in five annual installments commencing on February 1, 2023. On March 15, 2022, Mr. Rosenfeld was awarded 77,340 shares of restricted Common Stock, which shares will vest in five equal annual installments commencing on March 1, 2023. On March 15, 2023, Mr. Rosenfeld was awarded 86,480 shares of restricted Common Stock, which shares will vest in five equal annual installments commencing on March 1, 2024. On March 15, 2024, Mr. Rosenfeld was awarded 81,672 shares of restricted Common Stock, which shares will vest in five equal annual installments commencing on February 28, 2025. On March 15, 2024, Mr. Rosenfeld was also awarded 86,476 performance shares that will be eligible to be earned over the three-year performance period from 2024-2026 based on the Company’s average annual return on capital over such performance period compared to the average annual return on capital of a predetermined peer group. The number of performance shares earned may range from zero to 185% of the target number of performance shares, depending on the level of performance achieved. On March 15, 2025, Mr. Rosenfeld was awarded 134,387 shares of restricted Common Stock, which shares will vest in five equal annual installments commencing on February 28, 2026 and concluding on February 28, 2030. On March 15, 2025, Mr. Rosenfeld was also awarded 142,292 performance shares that will be eligible to be earned over the three-year performance period from 2025-2027 based on the Company’s average annual return on capital over such performance period compared to the average annual return on capital of a predetermined peer group. The number of performance shares earned may range from zero to 185% of the target number of performance shares, depending on the level of performance achieved.
(2)	On January 2, 2020, Mr. Mazouzi was awarded 2,320 restricted shares of Common Stock, which vest in five substantially equal installments commencing on the first anniversary of the date awarded. On August 3, 2020, Mr. Mazouzi was awarded 5,000 restricted shares of Common Stock, which vest in five substantially equal installments commencing on the first anniversary of the date awarded. On January 4, 2021, Mr. Mazouzi was awarded 29,155 restricted shares of Common Stock, which vest in five substantially equal installments commencing on the first anniversary of the date awarded. On March 15, 2021, Mr. Mazouzi was awarded 5,057 restricted shares of Common Stock, which vest in five substantially equal installments commencing on March 1, 2022. On March 15, 2022, Mr. Mazouzi was awarded 6,445 restricted shares of Common Stock, which will vest in five equal annual installments commencing on March 1, 2023. On March 15, 2023, Mr. Mazouzi was awarded 7,207 restricted shares of Common Stock, which will vest in five equal annual installments commencing on March 1, 2024. On December 1, 2023, Mr. Mazouzi was awarded 5,147 restricted shares of Common Stock, which will vest in five equal annual installments commencing on December 1, 2024. On January 2, 2024, Mr. Mazouzi was granted 23,641 restricted shares of Common Stock, which will vest 20% per year commencing on January 2, 2025. On March 15, 2024, Mr. Mazouzi was granted 6,005 restricted shares of Common Stock, which will vest in five equal annual installments commencing on March 1, 2025. On March 15, 2025, Mr. Mazouzi was granted 9,881 restricted shares of Common Stock, which will vest in five equal annual installments commencing on March 15, 2026 and concluding on March 15, 2030.
(3)	On January 2, 2020, Ms. Varela was awarded 27,000 restricted shares of Common Stock, which will vest in five equal annual installments on each anniversary of the date of grant, commencing on January 2, 2021. On March 1, 2021, Ms. Varela was awarded 26,350 restricted shares of Common Stock, which will vest in four substantially equal annual installments on each anniversary of the date of grant, commencing on March 1, 2022. On March 15, 2022, Ms. Varela was awarded 6,445 restricted shares of Common Stock, which will vest in five equal annual installments commencing on March 1, 2023. On January 3, 2023, Ms. Varela was awarded 35,177 restricted shares of Common Stock, which will vest in four equal annual installments commencing on January 3, 2024. On March 15, 2023, Ms. Varela was awarded 7,207 restricted shares of Common Stock, which will vest in five equal annual installments commencing on March 1, 2024. On March 15, 2024, Ms. Varela was awarded 6,005 restricted shares of Common Stock, which will vest in five equal annual installments commencing on March 1, 2025. On March 15, 2025, Ms. Varela was awarded 9,881 restricted shares of Common Stock, which will vest in five equal annual installments commencing on March 15, 2026 and concluding on March 15, 2030.
(4)	On February 1, 2021, Ms. Keith was awarded 8,912 restricted shares of Common Stock, which will vest in five equal annual installments on each anniversary of the date of grant, commencing on February 1, 2022. On March 15, 2022, Ms. Keith was awarded 1,289 restricted shares of Common Stock, which will vest in five equal annual installments on each anniversary of the date of grant, commencing on March 1, 2023. On February 1, 2023, Ms. Keith was awarded 4,808 restricted shares of Common Stock, which will vest in five equal annual installments on each anniversary of the date of grant, commencing on February 1, 2024. On February 1, 2024, Ms. Keith was awarded 5,833 restricted shares of Common Stock, which will vest in five equal annual installments on each anniversary of the date of grant, commencing on February 1, 2025. On August 1, 2024, Ms. Keith was awarded 8,044 restricted shares of Common Stock, which will vest in five equal annual installments on each anniversary of the date of grant, commencing on August 1, 2025. On March 15, 2025, Ms. Keith was awarded 1,976 restricted shares of Common Stock, which will vest in five equal annual installments on each anniversary of the date of grant, commencing on March 15, 2026 and concluding on March 15, 2030.
(5)	On May 11, 2020, Ms. Frieders was awarded 32,758 restricted shares of our Common Stock, which will vest in five substantially equal annual installments commencing on May 1, 2021. On March 15, 2021, Ms. Frieders was awarded 10,114 restricted shares of our Common Stock, which will vest in five substantially equal annual installments commencing on March 1, 2022. On March 15, 2022, Ms. Frieders was awarded 12,890 restricted shares of Common Stock, which will vest in five equal annual installments commencing on March 1, 2023. On June 1, 2023, Ms. Frieders was awarded 21,214 restricted shares of Common Stock, which will vest in five equal annual installments commencing on June 1, 2024. On March 15, 2024, Ms. Frieders was awarded 2,402 restricted shares of Common Stock, which will vest in five equal annual installments commencing on March 1, 2025. On March 15, 2025, Ms. Frieders was awarded 3,953 restricted shares of Common Stock, which will vest in five equal annual installments commencing on March 15, 2026 and concluding on March 15, 2030. Ms. Frieders voluntarily resigned from her position as an executive effective June 30, 2025. Amounts listed in the table above are pro-rated. As of December 31, 2025, Ms. Frieders did not hold any shares of restricted Common Stock. All shares of restricted Common Stock which were unvested were cancelled in accordance with the terms of the 2019 Plan upon resignation.

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Option Exercises and Stock Vested in the 2025 Fiscal Year

The following table sets forth information concerning stock options exercised and restricted stock vested during the 2025 Fiscal Year for each of the Named Executive Officers. The value realized from exercised options is deemed to be the market value of the Common Stock on the date of exercise, less the exercise price of the option, multiplied by the number of shares of Common Stock underlying the option. The value realized from the vesting of restricted stock is deemed to be the market value of the Common Stock on the date of vesting multiplied by the number of shares vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Edward R. Rosenfeld	—	—	107,988	$3,793,671
Zine Mazouzi	—	—	17,998	$692,127
Amelia Newton Varela	—	—	24,714	$940,091
Lisa Keith	—	—	5,779	$206,891
Karla Frieders	—	—	15,877	$408,100

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2025 with respect to compensation plans (including individual compensation arrangements) under which shares of Common Stock are authorized for issuance, aggregated as follows:

●	All compensation plans previously approved by security holders; and
●	All compensation plans not previously approved by security holders.

Equity compensation plan information	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (#)
Equity compensation plans approved by security holders	1,159,402	$36.67	$7,893,358
Equity compensation plans not approved by security holders	—	—	—
Total	1,159,402	$36.67	$7,893,358

Termination, Change-in-Control and Non-Competition/Non-Solicitation

The employment agreements for our Named Executive Officers during 2025 provided for severance benefits upon certain qualifying terminations of employment.

Please see the section of this Proxy Statement captioned “Employment Arrangements” for a summary description of the Named Executive Officers’ employment agreements and such severance and change-in-control provisions. These benefits are described and quantified in the section of this Proxy Statement captioned “Potential Payments Upon Termination or Change-In-Control” below.

We believe that the severance payments and payments made upon change-in-control provisions in the employment agreements provide appropriate protection to our executives, comparable to that available at peer companies and, with regard to the enhanced severance following a change-in-control, protect the Company from losing key executives during a period when a change-in-control may be threatened or pending. These benefits are described and quantified in the section below captioned “Potential Payments Upon Termination or Change-In-Control.”

Our Named Executive Officers were each subject to customary restrictive covenants under the terms of their employment agreements.

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Potential Payments Upon Termination or Change-In-Control

Our employment agreements with the Named Executive Officers as in effect on December 31, 2025 (other than Ms. Frieders, who voluntarily resigned during 2025 and therefore is excluded from the following disclosure) provided for payments to such individuals upon termination of employment or a change-in-control of the Company. Please see the section of this Proxy Statement captioned “Employment Arrangements.” The table below assumes that the termination of employment occurred on December 31, 2025 and that the amounts would be payable to the respective Named Executive Officer if such Named Executive Officer’s employment had been terminated under the various scenarios set forth below.

Name	Cash Payment ($)		Continuation of Medical / Welfare Benefits (Present Value) ($)	Acceleration and Continuation of Equity Award ($)		Total Termination Benefits ($)
Termination Due To Death
Edward R. Rosenfeld	—		—	$15,045,522	(2)	$15,045,522
Zine Mazouzi	—		—	—		—
Amelia Newton Varela	—		—	—		—
Lisa Keith	—		—	—		—

Termination Due To Total Disability
Edward R. Rosenfeld	—		—	$15,045,522	(2)	$15,045,522
Zine Mazouzi	—		—	—		—
Amelia Newton Varela	—		—	—		—
Lisa Keith	—		—	—		—

Termination for Cause; Resignation Without Good Reason
Edward R. Rosenfeld	—		—	—		—
Zine Mazouzi	—		—	—		—
Amelia Newton Varela	—		—	—		—
Lisa Keith	—		—	—		—

Termination Other Than for Cause; Resignation for Good Reason
Edward R. Rosenfeld	$1,171,954	(3)	—	—		$1,171,954
Zine Mazouzi	$725,000	(3)	—	—		$725,000
Amelia Newton Varela	$825,000	(3)	—	—		$825,000
Lisa Keith	$235,417	(3)	—	—		$235,417

Termination Upon a Change-in-Control
Edward R. Rosenfeld	$5,229,885	(4)	—	$28,867,462	(5)	$34,097,347
Zine Mazouzi	$2,622,121	(4)	—	$2,099,780	(5)	$4,721,901
Amelia Newton Varela	$3,000,242	(7)	—	$1,631,205	(5)	$4,631,447
Lisa Keith	$846,354	(8)	—	$760,346	(5)	$1,606,700

(1)	Mr. Mazouzi’s, Ms. Varela’s and Ms. Keith’s employment agreements provide that severance payments in connection with a change-in-control are limited if the severance payment, when added to any other benefits triggered by a change-in-control, is determined to constitute an “excess parachute payment” under Sections 280G and 4999 of the Code, to the maximum amount that is deductible to the Company under Section 280G of the Code. The employment agreement of Mr. Rosenfeld provides that the executive’s change-in-control severance payment will only be reduced to the maximum amount that is deductible to the Company under Section 280G of the Code if the reduction provides the executive with the best after-tax result; otherwise, the executive will receive the full amount of the severance payment and other benefits triggered by the change-in-control and be liable for the 20% excise tax on the excess parachute payment in addition to all other applicable taxes. In such case, our deduction of the portion of the severance payment constituting an excess parachute payment will be disallowed. Because our agreements with the Named Executive Officers do not under any circumstances provide for an increase in severance or other benefits due to the application of Sections 280G and 4999 of the Code, for purposes of the disclosure above, we have calculated the potential amounts payable without taking into account the application of Sections 280G and 4999 of the Code. Upon the occurrence of a change-in-control, the amounts may be reduced due to the application of Sections 280G and 4999 of the Code.
(2)	Consists of Mr. Rosenfeld’s performance shares, which would vest in full, calculated based on performance trend through December 31, 2025.
(3)	Consists of base salary continuation as severance payable pursuant to the Named Executive Officer’s employment agreement. Because the performance period for the prior year bonus was completed as of December 31, 2025, no amount has been disclosed for such bonus.
(4)	Consists of two and one-half times the sum of (i) Mr. Rosenfeld’s 2025 base salary plus (ii) the average cash bonus received by Mr. Rosenfeld for the three-year period ending on December 31, 2024. See the summary of Mr. Rosenfeld’s employment agreement under “Employment Arrangements.”

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(5)	The amount disclosed represents the total value of the restricted stock and performance shares that would have received accelerated vesting upon a hypothetical change-in-control and a qualifying termination of employment on December 31, 2025.
(6)	Consists of two and one-half times the sum of (i) Mr. Mazouzi’s 2025 base salary plus (ii) the average cash bonus received by Mr. Mazouzi for the three-year period ending on December 31, 2024. See the summary of Mr. Mazouzi’s employment agreement under “Employment Arrangements.”
(7)	Consists of two and one-half times the sum of (i) Ms. Varela’s 2025 base salary plus (ii) the average cash bonus received by Ms. Varela for the three-year period ending on December 31, 2024. See the summary of Ms. Varela’s employment agreement under “Employment Arrangements.”
(8)	Consists of two and one-half times the sum of (i) Ms. Keith’s 2025 base salary plus (ii) the average cash bonus received by Ms. Keith for the three-year period ending on December 31, 2024. See the summary of Ms. Keith’s employment agreement under “Employment Arrangements.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Peter Migliorini (Chairman)

Peter A. Davis

Rose Peabody Lynch

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

					Value of Initial Fixed $100 Investment Based on:
Year (a)	Summary Compensation Table Total For PEO (b)[1]	Compensation Actually Paid To PEO (c)[2]	Average Summary Compensation Table Total For Non-PEO NEO (d)[3]	Average Compensation Actually Paid To Non-PEO NEO (e)[4]	Total Shareholder Return (f)[5]	Peer Group Total Shareholder Return (g)[6]	Net Income (in thousands) (h)[7]	Adjusted Diluted Income Per Share (i)[8]
2025	$8,164,373	$11,780,833	$768,762	$758,214	$131.38	$160.21	$44,661	$1.70
2024	$9,078,571	$9,686,830	$1,421,778	$1,474,342	$130.60	$279.30	$169,390	$2.67
2023	$5,033,103	$9,359,656	$1,428,763	$1,933,048	$126.59	$172.40	$171,554	$2.45
2022	$7,609,075	$1,935,729	$1,148,601	$686,226	$94.07	$131.91	$216,061	$2.80
2021	$7,566,831	$11,498,936	$1,711,424	$2,175,266	$133.46	$146.73	$190,678	$2.50

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Rosenfeld (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table for the Fiscal Year 2025. Refer to “Executive Compensation – Summary Compensation Table for the 2025 Fiscal Year.”
(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Rosenfeld, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Rosenfeld during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Rosenfeld’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(i)	Equity Award Adjustments(ii)	Compensation Actually Paid To PEO
2025	$8,164,373	$(6,999,979)	$10,616,439	$11,780,833
2024	$9,078,571	$(7,000,001)	$7,608,260	$9,686,830
2023	$5,033,103	$(2,999,991)	$7,326,543	$9,359,656
2022	$7,609,075	$(5,499,990)	$(173,356)	$1,935,729
2021	$7,566,831	$(5,499,985)	$9,432,090	$11,498,936

(i)	The reported value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

40

(ii)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$11,520,914	$(366,594)	$(797,979)	$260,098	$10,616,439
2024	$7,149,653	$71,444	$138,171	$248,992	$7,608,260
2023	$3,632,160	$2,659,104	$737,808	$297,471	$7,326,543
2022	$4,406,389	$(3,985,142)	$(945,391)	$350,788	$(173,356)
2021	$5,849,922	$3,131,154	$244,307	$206,707	$9,432,090

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Rosenfeld, who has served as our CEO since 2008) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Rosenfeld) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Zine Mazouzi, Amelia Newton Varela, Lisa Keith, and Karla Frieders; (ii) for 2024, Zine Mazouzi, Amelia Newton Varela, Lisa Keith, and Karla Frieders; (iii) for 2023, Zine Mazouzi, Amelia Newton Varela, Lisa Keith, and Karla Frieders; (iv) for 2022, Zine Mazouzi, Amelia Newton Varela, Karla Frieders, and Awadhesh Sinha; and (v) for 2021, Zine Mazouzi, Amelia Newton Varela, Karla Frieders, and Awadhesh Sinha.
(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Rosenfeld), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Rosenfeld) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Rosenfeld) for each year to determine the compensation actually paid, using the same methodology described above in Note 2.

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards(i)	Average Equity Award Adjustments(ii)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$768,762	$(162,496)	$151,948	$758,214
2024	$1,421,778	$(549,996)	$602,560	$1,474,342
2023	$1,428,763	$(656,257)	$1,160,542	$1,933,048
2022	$1,148,601	$(250,002)	$(212,373)	$686,226
2021	$1,711,424	$(650,003)	$1,113,845	$2,175,266

(i)	The average reported value of equity awards represents the average of the total amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(ii)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Year over Year Average Change in Fair Value of Equity Award Granted in Prior Years That Vested in the Year	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2025	$267,443	$(18,077)	$(122,430)	$25,012	$151,948
2024	$552,016	$15,651	$(526)	$35,420	$602,561
2023	$847,980	$246,733	$30,364	$35,465	$1,160,542
2022	$205,982	$(392,470)	$(53,429)	$27,544	$(212,373)
2021	$821,078	$235,259	$32,832	$24,676	$1,113,845

(5)	Cumulative TSR is calculated by dividing the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)	Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose comes from the performance graph included in our Annual Report on Form 10-K for the year ended December 31, 2025 and consists of six companies: Caleres, Inc., Crocs, Inc., Deckers Outdoor Corporation, Genesco Inc., Designer Brands Inc. and Wolverine World Wide, Inc. Skechers, U.S.A., Inc. was removed from our peer group index for the year ended December 31, 2025 as it is no longer a listed company.
(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)	The Company has determined that adjusted diluted income per share is the financial performance measure that represents the most important performance measure used by the Company to link compensation actually paid to the Company’s NEOs in the 2025 Fiscal Year to Company performance. Adjusted diluted income per share is a non-GAAP measure that adjusts GAAP diluted income per share for certain items. A reconciliation of GAAP diluted income per share to adjusted diluted earnings per share is included in Annex A.

41

Financial Performance Measures

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

●	Adjusted Diluted Income per Share
●	Adjusted EBIT
●	Adjusted EBITDA
●	Revenue
●	Return On Capital

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following graphs of the relationships between information presented in the Pay Versus Performance table.

42

The following graph reflects the relationship between the amount of compensation actually paid to Mr. Rosenfeld, the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Rosenfeld) and the Company’s cumulative TSR over the five years presented in the table.

The following graph reflects the relationship between the amount of compensation actually paid to Mr. Rosenfeld, the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Rosenfeld) and the Company’s net income over the five years presented in the table.

43

The following graph reflects the relationship between the amount of compensation actually paid to Mr. Rosenfeld, the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Rosenfeld) and the Company’s adjusted diluted earnings per share over the five years presented in the table.

The following graph reflects the relationship between the cumulative TSR of the Company and its peer group over the five-year period presented in the table. For details regarding the composition of the peer group, see footnote 6 to the table above.

44

PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

The Audit Committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to conduct the audit of our books and records for each fiscal year since March 6, 2020, beginning with the fiscal year ended December 31, 2020.

In evaluating the selection of an independent registered public accounting firm for 2026, the Audit Committee considered several factors relating to potential candidates, including audit quality, the benefits of our existing auditor’s familiarity with the Company versus a fresh perspective, the key members of the audit engagement team, the most recent internal quality control review or Public Company Accounting Oversight Board inspection, auditor independence and its process for maintaining independence, the risks of a change of auditors, and the firm’s international scope and presence. In addition, the Audit Committee evaluated the Company’s requirements in light of the growth and complexity of its business and the increasing international aspects of its operations. As a result of this evaluation, the Audit Committee selected EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Although ratification by stockholders is not required by our organizational documents or any applicable law, the Audit Committee has determined that requesting ratification by stockholders of its appointment of EY as our independent registered public accounting firm is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain EY, but may still retain that accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interest and that of our stockholders.

Representatives of EY are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they so desire.

Required Vote

The affirmative vote of a majority of the votes cast by the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the Audit Committee’s selection of EY.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Unless marked to the contrary, proxies received from stockholders will be voted in favor of ratifying the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Independent Registered Public Accounting Firm’s Fees and Services

The aggregate fees billed to the Company by EY for professional services rendered for each of 2025 and 2024, respectively, are set forth below:

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$4,195,000	$3,177,900
Audit-Related Fees(2)	1,048,000	845,000
Tax Fees(3)	869,000	483,500
All Other Fees	22,000	—
Total	$6,134,000	$4,506,400

(1)	Represents the aggregate fees billed for (a) the audit of our annual financial statements, (b) the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, (c) other statutory and regulatory filings or engagements and (d) the audit of our internal controls over financial reporting.
(2)	Represents aggregate fees billed for due diligence procedures performed in connection with acquisitions.
(3)	Represents aggregate fees billed for tax advice, tax compliance and consulting. Includes, among others, review and advice with respect to transfer pricing.

45

Audit Committee’s Pre-Approval Policies and Procedures

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accountants. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit and permissible non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services.

Prior to engagement of the independent auditor for next year’s audit, the Audit Committee will pre-approve all auditing services and all permitted non-audit services (including the fees and terms thereof), except those excluded from requiring pre-approval based upon the de minimus exception set forth in Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01(c)(7)(i)(C) of Regulation S-X.

The Audit Committee’s pre-approval policies and procedures are as follows: (a) prior to each fiscal year, the Audit Committee pre-approves a schedule of estimated fees for proposed non-prohibited audit and non-audit services; and

(b) actual amounts paid are monitored by our financial management and reported to the Audit Committee.

All work performed by EY as described above under the captions Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees has been approved or pre-approved by the Audit Committee pursuant to the provisions of the Audit Committee’s charter. The Audit Committee did not approve any of the Audit Fees, Audit-Related Fees, Tax Fees or All Other Fees described above pursuant to a de minimis exception set forth in Rule 2-01(c)(7)(i)(C) of Regulation S-X. The Audit Committee has considered and concluded that the provision of non-audit services is compatible with maintaining the independence of EY.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed the Company’s audited financial statements for the 2025 Fiscal Year and met with both management and representatives of EY, our independent registered public accountants for that year, to discuss such audited financial statements. Management and our independent registered public accountants have represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has received from and discussed with EY the written disclosures and the letter regarding EY’s communications with the Audit Committee concerning independence as required by applicable requirements of the Public Company Accounting Oversight Board and discussed with EY the independence of EY. The Audit Committee also discussed with EY any matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC. Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2025 Fiscal Year.

Submitted by the Audit Committee of the Board of Directors:

Al Ferrara (Chairman)

Mitchell S. Klipper

Rose Peabody Lynch

46

PROPOSAL THREE:

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder, require a publicly traded company to include a resolution in its proxy statement at least once every three years seeking stockholder approval, on an advisory or non-binding basis, of the compensation of the named executive officers as disclosed in such company’s proxy statement pursuant to the compensation rules of the SEC. At our 2023 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, the holding of an advisory vote to approve executive compensation (commonly known as a “say-on-pay” proposal) annually. Based on these results, the Board of Directors determined to hold its advisory vote to approve executive compensation annually until the next frequency vote, which is scheduled to occur at our 2029 Annual Meeting. Accordingly, we are providing stockholders with a non-binding advisory vote on the compensation of our Named Executive Officers.

As described in more detail in the Compensation Discussion and Analysis section, which begins on page 21 of this Proxy Statement, the overall objective of our executive compensation program and plans is to support delivery of sustained operating and financial performance results with the ultimate goal being to create and maximize value for our stockholders on a long-term basis. We believe that our executive compensation program and plans serve the interests of our stockholders by enabling the Company to attract and retain an experienced and effective management team whose combined knowledge of our business and the fashion footwear and accessories industries has proved extremely valuable in delivering results for our stockholders. The Compensation Committee and the Board of Directors believe that our compensation program and plans, as articulated in the Compensation Discussion and Analysis section of this Proxy Statement, effectively implement our philosophy of aligning compensation to stockholder interests and that the compensation received by our Named Executive Officers in the 2025 Fiscal Year reflects and supports such philosophy and goal and is commensurate with our performance and strategic position. We will continue to review and modify our executive compensation program to address evolving best practices and changing regulatory requirements.

We encourage stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, as well as the Summary Compensation Table for the Fiscal Year 2025 and other related compensation tables and narrative disclosure contained in this Proxy Statement, all of which describe and explain in detail the compensation of our Named Executive Officers in the 2025 Fiscal Year.

The following resolution is submitted for stockholder approval:

RESOLVED, that the stockholders of Steven Madden, Ltd. (the “Company”) approve, on a non-binding advisory basis, the compensation paid to the Named Executive Officers of the Company as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the executive compensation as described in the section captioned “Compensation Discussion and Analysis,” the Summary Compensation Table for the Fiscal Year 2025 and related tabular disclosure and narrative discussion regarding compensation of Named Executive Officers under the caption “Executive Compensation” contained in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation program and plans described in this Proxy Statement. While this advisory vote on executive compensation, commonly referred to as a “say-on-pay” advisory vote, is required by Section 14A of the Exchange Act, it is not binding on our Board of Directors and may not be construed as overruling any decision by the Board of Directors or the Compensation Committee. However, we value the opinions of our stockholders. To the extent there is a significant vote against the compensation of the Named Executive Officers, as disclosed in this Proxy Statement, the Board of Directors and the Compensation Committee will consider the outcome of the vote when considering future compensation arrangements and evaluate whether any actions are necessary to address the stockholders’ concerns.

Required Vote

Approval of this resolution requires the affirmative vote of a majority of the votes cast by the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the resolution approving the overall compensation of the Named Executive Officers for the 2025 Fiscal Year.

47

ANNEX A – RECONCILIATION OF ADJUSTED RESULTS (NON-GAAP)

The Proxy Statement provides our financial results both in accordance with generally accepted accounting principles in the United States (“GAAP”) and using certain non-GAAP financial measures. In particular, the Proxy Statement provides our historic net income and income per diluted share adjusted to exclude certain charges and recoveries, which are non-GAAP financial measures. We use non-GAAP financial information to evaluate our operating performance and to represent the manner in which we conduct and view our business. Additionally, we believe the information assists investors in comparing our performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP.

The following table provides a reconciliation of Net Income and Diluted Income Per Share (GAAP Basis) to Adjusted Net Income and Adjusted Diluted Income Per Share (Non-GAAP Basis):

	Year Ended December 31,
(in thousands)	2025	2024
GAAP net income attributable to Steven Madden, Ltd.	$44,661	$169,390
After tax impact of expense in connection with acquisition-related compensation paid to management sellers and certain employees of Kurt Geiger, as determined by the institutional shareholders as part of the sellers’ negotiated transaction waterfall	38,819	—
After-tax impact of expense in connection with the purchase accounting fair value adjustment of inventory acquired in connection with acquisitions	23,233	332
After-tax impact of expense in connection with acquisitions, formation of joint ventures and reorganization of foreign entities	11,441	5,180
After-tax impact of expense in connection with legal settlements and related fees	5,591	2,575
After-tax impact of expense in connection with impairment of certain trademarks	4,785	7,900
After-tax impact of expense in connection with certain severances, termination benefits and a corporate office relocation	3,062	1,334
After-tax impact of expense in connection with the write-off of unamortized debt issuance costs associated with the replacement of the Company’s previous revolving credit facility	641	—
After-tax impact of expense in connection with a divestiture of a business	—	3,749
After-tax impact of (benefit)/expense in connection with the change in valuation of contingent consideration liability	(4,232)	2,085
After-tax impact of benefit in connection with the settlement of a foreign exchange hedging contract entered into as part of the Company’s acquisition of Kurt Geiger	(7,058)	—
Less: Adjustments attributable to noncontrolling interest in connection with a trademark impairment	—	(155)
Adjusted net income attributable to Steven Madden, Ltd.	$120,943	$192,390
GAAP diluted income per share	$0.63	$2.35
Adjusted diluted income per share	$1.70	$2.67

A-1

The following table provides a reconciliation of Earnings Before Interest and Taxes (GAAP Basis) to Adjusted Earnings Before Interest and Taxes (Non-GAAP Basis):

	Year Ended December 31,
(in thousands)	2025	2024
GAAP earnings before interest and taxes	$80,771	$224,939
Pre-tax impact of expense in connection with acquisition-related compensation paid to management sellers and certain employees of Kurt Geiger, as determined by the institutional shareholders as part of the sellers’ negotiated transaction waterfall	38,819	—
Pre-tax impact of expense in connection with the purchase accounting fair value adjustment of inventory acquired in connection with acquisitions	30,891	435
Pre-tax impact of expense in connection with acquisitions, formation of joint ventures and reorganization of foreign entities	13,317	6,703
Pre-tax impact of expense in connection with legal settlements and related fees	7,344	3,377
Pre-tax impact of expense in connection with impairment of certain trademarks	6,300	10,335
Pre-tax impact of expense in connection with certain severances, termination benefits and a corporate office relocation	4,030	1,758
Pre-tax impact of expense in connection with a divestiture of a business	—	3,199
Pre-tax impact of (benefit)/expense in connection with the change in valuation of contingent consideration liability	(5,580)	2,722
Adjusted earnings before interest and taxes	$175,892	$253,468

A-2

STEVE MADDEN

STEVEN MADDEN, LTD.
ATTN: LISA KEITH
52-16 BARNETT AVENUE
LONG ISLAND CITY, NY 11104

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR code above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 19, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SHOO2026**

You may attend the meeting via webcast and vote during the meeting. If so desired, you can revoke the proxy and vote your shares when you join the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 19, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return your proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK THE BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91906-P49182 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

STEVEN MADDEN, LTD.

The Board of Directors recommends you vote FOR all the nominees listed below.

	For All	Withhold All	For All Except
1. To elect ten directors to serve until the 2027 Annual Meeting of Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Edward R. Rosenfeld
02) Peter A. Davis
03) Al Ferrara
04) Mitchell S. Klipper
05) Maria Teresa Kumar
06) Rose Peabody Lynch
07) Peter Migliorini
08) Arian Simone Reed
09) Ravi Sachdev
10) Amelia Newton Varela

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. To approve, by non-binding advisory vote, the executive compensation described in the Steven Madden, LTD. Proxy Statement.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the meeting and any adjournments or postponements thereof.

Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign Below.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, an authorized officer should sign using the full corporate or partnership name.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and 2025 Annual Report on Form 10-K are available at www.proxyvote.com.

V91907-P49182

STEVEN MADDEN, LTD.
THIS PROXY IS BEING SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

PLEASE CLEARLY INDICATE A RESPONSE BY CHECKING ONE OF THE BOXES NEXT TO EACH OF THE PROPOSALS

The undersigned stockholder(s) of Steven Madden, Ltd. (the "Company") hereby appoint(s) Edward R. Rosenfeld and Lisa Keith, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held in a virtual-only format at 10:00 a.m., Eastern Time, on May 20, 2026, at www.virtualshareholdermeeting.com/SHOO2026, and at any adjournments or postponements thereof, with authority to vote all shares of Common Stock of the Company held or owned by the undersigned on March 27, 2026, in accordance with the directions indicated herein.

Without limiting the generality of this Proxy, Mr. Rosenfeld and Ms. Keith are each authorized to vote: (a) as specified upon the proposals listed hereon and described in the Proxy Statement for the Meeting; and (b) in their discretion upon any matter that may properly come before the Meeting to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED (i) FOR THE ELECTION OF THE TEN (10) NOMINEES NAMED (PROPOSAL 1), (ii) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2026 (PROPOSAL 2), AND (iii) FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION DESCRIBED IN THE COMPANY'S PROXY STATEMENT (PROPOSAL 3). THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side